ASSET PURCHASE AGREEMENT, dated as of May 27, 1999, by and between INERTIA OPTICAL TECHNOLOGY APPLICATIONS, INC., a Delaware corporation ("IOTA"), and STANDARD MICROSYSTEMS CORPORATION, a Delaware corporation ("SMSC").

                  The parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          When used in this Agreement, the following terms shall have the respective meanings set forth below:

1.1 "Additional Agreements" shall mean the Shared Technical Documentation and Trade Secrets Agreement, Mutual Covenant Not To Sue,
Real Property Lease, Stockholders Agreement, the Transition Services Agreement, and any other agreement or instrument executed by any of the parties in connection with this Agreement.

1.2 "Affiliate" shall mean with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with, such Person; or (ii) any officer, director or partner of such Person. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, SMSC and IOTA shall not be deemed to be "Affiliates" of each other for purposes of this Agreement.

1.3 "Agreement" shall mean this Asset Purchase Agreement, including all exhibits and schedules hereto, as the same may hereafter be amended, modified or supplemented from time to time.

1.4 "Approval or Permit" shall mean any approval, license, order, permit, registration, or the like issued by, or consent of or notice to, an Authority.

1.5       "Assumed Obligations" is defined in Section 2.2.

1.6 "Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.7 "Books and Records" shall mean all books and records, ledgers, customer lists, files, correspondence, and other written, electronic or other form or record of every kind owned, but excluding minute books and stock ledgers.

1.8 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et. seq., as the same may be amended from time to time.

1.9 "Closing" is defined in Section 2.5; and "Closing Date" shall mean the date upon which the Closing occurs.

1.10 "Code" shall mean the Internal Revenue Code of 1986, as the same may hereafter be amended from time to time. Any reference to a specific section of the Code shall refer to the cited provision as the same may be subsequently amended from time to time, as well as to any successor provision(s).

1.11 "Common Stock" shall mean the common stock, par value $.01 per share, of IOTA.

1.12      "Continuing Warranties" is defined in Section 2.2.2.

1.13      "Continuing Warranties Obligations" is defined in Section 2.2.2.

1.14 "Contracts or Other Agreements" shall mean all contracts, agreements, indentures, bonds, mortgages, warranties, guaranties, options, leases, subleases, plans, collective bargaining agreements, licenses, purchase orders, sales orders, commitments or other binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto.

1.15 "Employee Records" shall mean all of SMSC's Books and Records relating to employees who in connection with the transactions contemplated hereby, shall become employees of IOTA.

1.16 "Environmental Law or Orders" shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

1.17      "Epidemic Failure" is defined in Section 7.3.

1.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore amended and as the same may hereafter be amended from time to time. Any reference to a specific section of ERISA shall refer to the cited provision as the same may be amended from time to time, as well as to any successor provision(s).

1.19 "ERISA Affiliate" shall mean a person or entity which, together with SMSC or IOTA, as the case may be, is treated as a single employer under Section 414 of the Internal Revenue Code.

1.20 "ERISA Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA.

1.21 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.22      [Intentionally Omitted]

1.23 "Excluded Liabilities" shall mean all of SMSC's liabilities and obligations other than Assumed Obligations, whether direct or indirect, fixed, contingent or otherwise, known or unknown and whether or not disclosed to IOTA pursuant to this Agreement or otherwise. Without limiting the generality of the foregoing, Excluded Liabilities shall include the following:

          1.23.1 except as otherwise specifically provided by this Agreement, all accounts payable, accrued expenses and liabilities for materials and services, owed by SMSC arising on or prior to or as a result of actions of SMSC on or prior to the Closing Date;

          1.23.2 all liabilities and obligations arising out of product liability claims and other claims and liabilities for property damage, bodily injury or other damage whether in respect of any express or implied representation, warranty or guarantee, strict liability or otherwise, including without limitation any claim, suit, action or proceeding alleging that any product was defective, or improperly designed or manufactured, and any and all other liabilities of SMSC arising on or before the Closing Date or arising out of occurrences, circumstances or actions commencing or in existence on or before the Closing Date or relating to products manufactured or sold by SMSC on or before the Closing Date; provided, however, that this clause 1.23.2 shall not impair IOTA's obligation to assume the replace, repair, or refund obligations referred to in Section 2.2;

          1.23.3 all indebtedness of SMSC for borrowed money and all direct or indirect guarantees of SMSC of indebtedness, liabilities or obligations of others;

          1.23.4 all contractual obligations of SMSC (including without limitation Labor Agreements) which IOTA does not expressly agree to assume under this Agreement;

          1.23.5 any claims made against IOTA or SMSC alleging damage to the environment or any liability for environmental cleanup costs, or any liabilities for damage to the environment or for environmental cleanup costs, or relating to fines or penalties imposed by governmental authority for violations of Environmental Laws or Orders, in any case to the extent resulting from occurrences, circumstances or actions occurring or in existence on or prior to the Closing Date;

          1.23.6 except as otherwise expressly agreed in this Agreement or the Additional Agreements, all claims, liabilities and obligations relating to or arising under any employee benefit plan of SMSC, including without limitation accrued vacation benefits, severance benefits, medical costs reimbursement plans and the like, all liabilities and obligations relating to the termination of any employee benefits or employee benefit plan or relating to the termination of employment of any employee of SMSC (whether or not such employee is later employed by IOTA) and all liabilities and obligations arising under state law in connection with payments to terminated employees and judgments and penalties in respect thereof;

          1.23.7 any claims made by any employee or former employee of SMSC relating to: employment by SMSC or any termination thereof; the transactions governed by this Agreement; any incident or event occurring during the term of employment by SMSC of any employee or former employee whether or not such employee is later employed by IOTA; or any injury suffered or illness contracted or any exposure to any substance or condition by any such employee or former employee while so employed;

          1.23.8 any liability or obligation arising out of any other cause of action or judicial or administrative action, suit, proceeding or investigation relating to an event occurring or a claim arising on or prior to the Closing Date;

          1.23.9 all liabilities arising from any failure of SMSC to give any required notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended;

          1.23.10 any liability or obligation of SMSC in respect of Taxes;

          1.23.11 any claims by or liability or obligation to any shareholder or former shareholder of SMSC whether arising out of the transactions contemplated by this Agreement or otherwise;

          1.23.12 any liability of SMSC required by this Agreement to be disclosed to IOTA and not so disclosed or which arises out of a breach of any representation or warranty made by SMSC under or pursuant to this Agreement;

          1.23.13 all liabilities in respect of any FBU Excluded Assets; and

          1.23.14 all liabilities of SMSC under this Agreement.

1.24 "FBU" shall mean SMSC's Wafer Fabrication Business Unit, which generates the Foundry revenues (excluding Integrated Circuit Products) disclosed in SMSC's reports filed with the SEC pursuant to the Exchange Act.

1.25 "FBU Assets" shall mean all of SMSC's assets primarily used or held for use by the FBU Business (excluding any FBU Excluded Assets), or held for sale by the FBU Business, including without limitation the following assets of
SMSC:

          1.25.1 accounts receivable generated by the FBU Business;

          1.25.2 copies of or extracts from SMSC's Books and Records (other than FBU Books and Records), insofar as they relate to the FBU Business;

          1.25.3 the Contracts or Other Agreements listed on Schedule 1.25.3 (the "FBU Contracts");

          1.25.4 FBU Books and Records;

          1.25.5 all goodwill of the FBU Business as a going concern;

          1.25.6 Inventories used or held for use in or sold or held for sale by the FBU Business;

          1.25.7 Tangible Personal Property identified on Schedule 4.10.1 (except any such Tangible Personal Property identified on Schedule 1.29);

          1.25.8 Intangible Personal Property identified on Schedule 4.10.3 (except any such Intangible Personal Property identified on Schedule 1.29);

          1.25.9 all rights under express or implied warranties from suppliers or contractors insofar as they relate to the FBU Business and;

          1.25.10 the claims or choses in action listed on Schedule 1.25.10 or otherwise relating to or arising out of the FBU Contracts.

1.26 "FBU Books and Records" shall mean all books and records, customer and vendor lists, marketing and sales information, files, correspondence, and other records used exclusively in the FBU Business.

1.27      "FBU Business" shall mean the business conducted by the FBU.

1.28      "FBU Employees" is defined in Section 5.4.1.

1.29 "FBU Excluded Assets" shall mean the Marks, Tangible Personal Property and Intangible Personal Property of SMSC identified on Schedule 1.29.

1.30      "GAAP" shall mean generally accepted accounting principles.

1.31 "Intangible Personal Property" shall mean all intangible properties in any and all countries of the world (including the right to use), including, without limitation, all (a) Marks, registered copyrights and mask work rights and applications for the registration thereof, Patents, Software, and Trade Secrets; (b) all other inventions, discoveries, improvements, processes, formulas (secret or otherwise), algorithms, information, know-how and ideas; and (c) all Technical Documentation.

1.32 "Integrated Circuit Products" shall mean those products identified by SMSC part number in Schedule 1.32.

1.33 "Inventories" shall mean all inventories, including, without limitation, inventories of raw materials, work in progress, storehouse stocks, materials, supplies, parts, purchasing materials, finished goods and consigned goods, wherever stored or whether in transit.

1.34      "IOTA Shares" is defined in Section 2.4.

1.35      "IOTA Subsidiaries" is defined in Section 3.1.1.

1.36      "IRS" shall mean the United States Internal Revenue Service.

1.37 "Labor Agreement" shall mean, (i) any employment agreement, collective bargaining agreement or other labor agreements relating to any employee of IOTA or, as the case may be, of SMSC who in connection with the transactions contemplated by this Agreement shall become an employee of IOTA;
(ii) any pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, welfare or incentive plans, agreements, or arrangements (including ERISA Plans) sponsored by or to which SMSC or IOTA, as the case may be, is a party; and (iii) any plan, agreement, or arrangement under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any employee of SMSC or IOTA, as the case may be.

1.38 "Law" shall mean any law, statute, regulation, rule, ordinance, or other binding action or pronouncement of an Authority.

1.39      [Intentionally Omitted]

1.40 "Lien or Other Encumbrance" shall mean any lien, pledge, mortgage, security interest, charge, conditional sales contract, option, license right, restriction on transfer or use, or other restriction, reversionary interest, right of first refusal, claim under bailment or storage contract, easement or adverse claim, now existing or that hereafter may come into existence upon the passage of time or the occurrence of any transaction contemplated hereby.

1.41 "Loss" shall mean any damage, award, judgment, payment, diminution in value or other loss, however suffered or characterized, all interest ordered to be paid thereon, all costs and expenses paid to any third party incurred in investigating or defending any claim, lawsuit, or arbitration, or therefrom, and all actual, reasonable attorneys' fees incurred in connection therewith.

1.42 "Mark" shall mean any registered or unregistered trademark, service mark, trade name, logo, or slogan, any application for registration thereof, and any associated goodwill.

1.43 "Material Adverse Effect" shall mean, with respect to any Person, any change(s), effect(s), circumstance(s) or condition(s) that, individually or in the aggregate, are or may reasonably be expected to be materially adverse to
(i) the assets, business, operations, income, prospects or condition (financial or otherwise) of such Person or the transactions contemplated by this Agreement, (ii) the assets, business, operations, income, prospects or condition (financial or otherwise) of IOTA from and after the Closing, or (iii) the ability of such Person to perform its obligations under this Agreement.

1.44 "MEMS Device" shall mean microelectronical systems device as such term is customarily understood in the trade as of the Closing Date; provided, that RC (Resistor-Capacitor) networks and RCD (Resistor-Capacitor-Diode) networks, which are currently a part of the FBU Business, are not "MEMS Devices".

1.45 "Order" shall mean any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.46 "Patent" shall mean any issued or registered patent, in any or all countries of the world, including, without limitation, all reissues, divisions, continuations, continuations in part, utility models and design patents, all patent applications, and all associated inventions, industrial models, processes, designs, technical information, shop rights, know-how, Trade Secrets, processes, operating, maintenance and other manuals, drawings and specifications, process flow diagrams and related data.

1.47 "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including any agency, department, bureau, board, division or instrumentality thereof), trustee, receiver or liquidator or any all subsidiary thereof.

1.48 "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et. seq. as the same may be amended from time to time.

1.49      "Real Property Lease" shall mean the lease in the form of
Exhibit 1.49.

1.50      "SEC" shall mean the United States Securities and Exchange
Commission.

1.51 "Shared Technical Documentation and Trade Secrets" shall mean the technical documentation and trade secrets subject to the Shared Technical Documentation and Trade Secrets Agreement.

1.52 "Shared Technical Documentation and Trade Secrets Agreement" shall mean the agreement in the form of Exhibit 1.52.

1.53 "Software" shall mean all partial or whole "software" and "firmware" and documentation thereof (including, without limitation, all electronic data processing systems and program specifications, test programs, source codes, object codes, routines, microcodes, input data and report layouts and formats, record file layouts, outlines, documentation, diagrams, specifications and narrative descriptions and flow charts).

1.54      "Stockholders Agreement" shall mean the agreement in the form of
Exhibit 1.54.

1.55 "Tangible Personal Property" shall mean all machinery, equipment, furniture, supplies, spare parts, computers, hardware, tools, stores and other tangible personal property (excluding fixtures), other than the Inventories and the Books and Records.

1.56 "Tax Returns" shall mean, collectively all Federal, state, foreign, and local tax reports, returns, information returns and other related documents required by any relevant taxing Authority to be filed with such Authority.

1.57 "Taxes" shall mean, collectively, all taxes, including without limitation, income, gross receipts, net proceeds, alternative, add-on, minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, environmental, occupational, interest equalization, windfall profits and severance taxes, and all other like governmental charges, including without limitation any interest or penalties with respect thereto.

1.58 "Technical Documentation" shall mean all technical information, specifications, or other documentation, including, without limitation, all partial or whole designs, schematics, board layouts, bills of material, chip tooling, pattern generation tapes, test tapes, logic diagrams, circuit diagrams, block diagrams, partial or whole mask, board, chip or cell designs, cell library databases, outlines, packaging information, reliability data, descriptions, or other information used, held for use, or being developed in IOTA's business or the FBU Business, as the case may be, or documentation, writings, drawings, papers, records, books, tapes, disks, or other tangible media embodying any of the Intangible Personal Property included in the FBU Assets or the Shared Technical Documentation and Trade Secrets.

1.59      "Third Party Consent" is defined in Section 3.3.

1.60 "Trade Secrets" shall include without limitation any information, including a formula, pattern, compilation, program, device, method, technique, or process, that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing definition in any way, Trade Secrets include inventions, technical and business information, such as information set out in or relating to computer programs, engineering or technical data, drawings, designs, manufacturing techniques, research and development plans and practices, cost data, pricing practices and policies, marketing practices and policies, licensing practices and policies, and the identity and location of past, present, or prospective suppliers, licensors, licensees, customers, or employees and their skills.

1.61 "Welfare Plan" shall mean any employee welfare benefit plan within the meaning of Section 3(1) of ERISA.

1.62 "Transition Services Agreement" shall mean the agreement in the form of Exhibit 1.62.


                               ARTICLE II
                    PURCHASE AND SALE OF ASSETS; THE CLOSING

2.1 ASSETS TO BE TRANSFERRED. Upon the terms and subject to the conditions of this Agreement, at the Closing, SMSC agrees to sell, assign, convey, transfer and deliver to IOTA, and IOTA agrees to purchase, acquire and accept from SMSC, all of the FBU Assets, with such changes thereto as may occur in the ordinary course of business, consistent with the terms and conditions of this Agreement, from the date hereof to the Closing. The sale and purchase of the FBU Assets shall be effected by a bill of sale and such other agreements, assignments, and instruments of transfer as shall be reasonably acceptable to the parties and their respective counsel.

2.2 ASSUMED LIABILITIES AND OBLIGATIONS. At the Closing, IOTA shall assume and shall thereafter pay, discharge and perform in the ordinary course only each of the following (the "Assumed Obligations"):

          2.2.1 the obligations of SMSC to accept and pay for goods or services identified on Schedule 2.2.1A or to deliver goods or services identified on Schedule 2.2.1B and outstanding in accordance with its terms on the Closing Date, or incurred after the date hereof in the ordinary course of the FBU Business (in quantities, at prices, and on other terms materially the same as heretofore), and outstanding in accordance with its terms on the Closing Date;

          2.2.2 subject to clause (b) of Section 7.3, all of SMSC's replace, repair, or refund obligations under any of the express warranties disclosed on
Schedule 4.14, and all of SMSC's replace or repair obligations (but not refund obligations) under any implied warranties, applicable to products sold by the FBU, outstanding at or arising after the Closing Date (the "Continuing Warranties", and together with all costs and expenses incurred in connection with such Continuing Warranties, the "Continuing Warranties Obligations"); and

          2.2.3 the obligations of SMSC performance of which shall become due after the Closing Date under each FBU Contract.

2.3 NO OTHER LIABILITIES OR OBLIGATIONS ASSUMED. IOTA shall not assume or become liable for any of the Excluded Liabilities, and SMSC shall and does hereby retain responsibility for, and shall promptly pay, discharge, perform in the ordinary course or otherwise satisfy the Excluded Liabilities.

2.4 ISSUANCE OF COMMON STOCK. In consideration for the sale and delivery of the FBU Assets, and subject to the terms and conditions of this Agreement, at the Closing IOTA shall issue to SMSC a certificate, registered in SMSC's name, for 3,011,367 shares of fully paid and nonassessable shares of Common Stock (the "IOTA Shares"), which shall equal 38% of the sum of the number of shares of IOTA capital stock that will be outstanding immediately after issuance of the IOTA Shares plus (but without duplication) the number of shares of IOTA capital stock issuable upon exercise or conversion of rights to purchase or convert securities convertible into IOTA capital stock (other than employee stock options) outstanding immediately following issuance of the IOTA Shares, which IOTA Shares shall be free and clear of all Liens or Other Encumbrances (other than those created by this Agreement or the Additional Agreements). Such certificate shall bear such legends as are referenced in the Stockholders Agreement.

2.5 CLOSING. The closing (the "Closing") shall occur at 10:00 a.m. on June 1, 1999, at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, except as otherwise agreed by IOTA and SMSC.

2.6       IOTA DELIVERIES AT CLOSING.

          2.6.1     At the Closing, IOTA shall deliver to SMSC the following:

                    (a) complete and accurate copies of IOTA's bylaws and of resolutions duly adopted by IOTA's Board of Directors and Stockholders in full force and effect as of the Closing, authorizing IOTA to execute, deliver, and perform this Agreement and the Additional Agreements, certified as such by an appropriate officer of IOTA, together with a long-form good standing certificate dated within seven days of the Closing Date and copy of IOTA's certificate of incorporation certified by the secretary of state of IOTA's state of incorporation;

                    (b) the certificates and other documents referred to in
Article VI and all other documents, instruments, writings and certificates reasonably requested by SMSC to be delivered by IOTA at the Closing, to the extent not theretofore delivered.

                    (c) certificates representing the IOTA Shares to be issued to SMSC;

                    (d) instruments assuming performance of the Assumed Obligations, in form and substance reasonably satisfactory to SMSC;

                    (e) the opinion of Morrison & Foerster LLP, counsel to IOTA, in substantially the form of Exhibit 2.6.1(e); and

                    (f) such other documents and instruments as are reasonably requested by SMSC to be delivered by IOTA at the Closing.

2.7       SMSC DELIVERIES AT CLOSING.

           2.7.1    At the Closing, SMSC shall deliver to IOTA the following:

                    (a) duly executed assignments of the Contracts or Other Agreements listed on Schedule 1.25.3 and all related Third Party Consents listed on Schedule 6.1.2, in form and substance reasonably satisfactory to IOTA.

                    (b) a duly executed bill of sale with respect to the FBU Assets substantially in the form of Exhibit 2.7.1(b);

                    (c) duly executed assignments of the Intangible Personal Property included in the FBU Assets;

                    (d) complete and accurate copies of SMSC's bylaws and of resolutions duly adopted by SMSC's Board of Directors in full force and effect as of the Closing, authorizing SMSC to execute, deliver, and perform this Agreement and the Additional Agreements, certified as such by an appropriate officer of SMSC, together with a long-form good standing certificate dated within seven days of the Closing Date and copy of SMSC's certificate of incorporation certified by the secretary of state of SMSC's state of incorporation;

                    (e) the certificates and other documents referred to in
Article VI and all other documents, instruments, writings and certificates reasonably requested by IOTA to be delivered by SMSC, to the extent not theretofore delivered;

                    (f) the Employee Records;

                    (g) the opinion of Loeb & Loeb LLP, counsel to SMSC, in substantially the form of Exhibit 2.7.1(g); and

                    (h) such other documents and instruments as are reasonably requested by IOTA to be delivered by SMSC at the Closing.

2.8       ADDITIONAL AGREEMENTS TO BE EXECUTED AT CLOSING.

          At the Closing, SMSC and IOTA shall execute the Shared
Technical Documentation and Trade Secrets Agreement, the Mutual Covenant Not To Sue, the Real Property Lease, and the Transition Services Agreement, and the Stockholders Agreement.

2.9       PAYMENT OF TAXES.

          SMSC and IOTA shall share on the basis of a 38:62 ratio any liability for the payment of all transfer taxes, sales taxes and other similar Taxes or charges imposed by any governmental entity in connection with the sale and transfer of the FBU Assets to IOTA. Each of IOTA and SMSC shall prepare and file, and shall fully cooperate with the other party with respect to such preparation and filing of, any returns and other filings relating to any such Taxes, fees, charges, or transfers, as may be required, and to the extent that either party is required by Law or Authority to pay a greater portion of any such Taxes or charges, the other party shall promptly pay over to such party such amounts as may be required in order to maintain the forgoing 38:62 (SMSC:IOTA) ratio.

2.10      VALUATION AND ALLOCATION OF PURCHASE PRICE.

          The parties agree that the purchase price of the FBU Assets is to be valued and allocated among the FBU Assets as set forth on Exhibit
2.10. The parties agree to be bound for all purposes by such allocation and to execute and file IRS Forms 8594 consistent therewith; provided, however, that the parties may by mutual agreement amend or modify such valuation and/or allocation prior to the filing by the parties' of IRS Forms 8594 or other applicable Tax Returns.

2.11      NON-ASSIGNABLE INSTRUMENTS.

          Nothing in this Agreement shall be construed as an attempt or agreement to assign (i) any contract, agreement, license, lease, sales order, purchase order or other commitment which is nonassignable without the consent of the other party or parties thereto unless such consent shall have been given or (ii) any Contract or Other Agreements or claim as to which all the remedies for the enforcement thereof enjoyed by SMSC would not pass to IOTA as an incident of the assignments provided for by this Agreement. In order, however, that the full value of every Contract and Other Agreement and claim of the character described in clauses (i) and (ii) above that are included in the FBU Assets, and all claims and demands on such Contracts an Other Agreements, may be realized, SMSC shall, by itself or by its agents, at the request and under the direction of IOTA, in the name of SMSC or otherwise as IOTA shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall in the opinion of IOTA be necessary or proper (x) in order that the rights and obligations of SMSC under such Contracts and Other Agreements shall be preserved and (y) for, and to facilitate, the collection of the monies due and payable, and to become due and payable, to SMSC in and under every such Contract or Other Agreement and claim and in respect of every such claim and demand, and SMSC shall hold the same for the benefit of and shall pay the same over promptly to IOTA.

2.12      INTERDEPENDENCE.

          The transfers and deliveries described in this Article II to take place at the Closing are mutually interdependent and regarded as occurring simultaneously as of the close of business on the Closing Date; and, unless waived by both the transferor and transferee, no such transfer or delivery shall become effective unless and until all other transfers and deliveries provided for in this Article II have also been consummated.



                              ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF IOTA

          IOTA hereby represents and warrants to SMSC as follows, and acknowledges and confirms that SMSC is relying upon such representations and warranties notwithstanding any investigation made by SMSC or on its behalf:

3.1       ORGANIZATION; CAPITALIZATION; AUTHORITY; DUE AUTHORIZATION.

          3.1.1 ORGANIZATION AND GOOD STANDING. IOTA is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. IOTA is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction in which the nature of its business or the location of its assets requires such qualification or licensing, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. IOTA has no investment in any person other than the corporations listed on Schedule 3.1.1 (the "IOTA Subsidiaries"). Except as set forth on Schedule 3.1.1, no Person other than IOTA owns any capital stock of any IOTA Subsidiary or has any right to acquire any such capital stock. Each IOTA Subsidiary is a corporation or other entity, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation set forth on Schedule 3.1.1 and is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction in which the nature of its business or the location of its assets requires such qualification or licensing, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

          3.1.2 CAPITALIZATION. The authorized capital stock of IOTA consists of 9,250,000 shares of Common Stock and 750,000 shares of Class A Common Stock, par value $.01 per share ("Class A Stock"). Effective immediately following the Closing, the IOTA Shares shall constitute 38% of the sum of the number of shares of IOTA's issued and outstanding capital stock (including as issued the shares of Common Stock issued pursuant to the transactions contemplated by
Section 6.2.4(a) and the 66,667 shares of Common Stock issued or issuable to Tritech Partners, L.P.) plus (but without duplication) the number of shares of IOTA's capital stock issuable upon exercise or conversion of rights to purchase or convert securities convertible into IOTA capital stock (other than employee stock options) outstanding immediately following the Closing (which sum shall be equal to 8,393,324). Except as disclosed on Schedule 3.1.2, the consummation of the transactions contemplated by this Agreement will not result in acceleration or other changes in the vesting provisions or other terms of any outstanding options or rights granted by IOTA. Each share of Class A Common Stock is convertible into one share of Common Stock; nothing has occurred, and IOTA is not committed to do anything, that would require any change in such conversion ratio; and none of the execution, delivery, or performance of this Agreement, any Additional Agreements, or consummation of any of the transactions contemplated hereby or thereby would require any change in such conversion ratio. Except as contemplated hereby or as disclosed on Schedule 3.1.2, there is no Contract or Other Agreement to which IOTA is a party obligating IOTA to issue or any IOTA stockholder to sell any capital stock or other security of IOTA.

          3.1.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. IOTA has all requisite corporate power and authority required to enter into, execute and deliver this Agreement and all of the Additional Agreements and to perform fully IOTA's obligations hereunder and thereunder.

          3.1.4 DUE AUTHORIZATION; ENFORCEABILITY. IOTA has taken all action necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the Additional Agreements and to consummate the transactions contemplated herein and therein. This Agreement and any Additional Agreement to which IOTA is a party are, and, as of the Closing Date, together with any other Additional Agreement or agreement to which any IOTA will be a party, will be, the legal, valid, and binding agreements of IOTA, enforceable in accordance with their respective terms, except as such may be subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally (including, without limitation, laws pertaining to preferential and fraudulent transfers), and that equitable remedies are subject to the discretion of the court.

          3.1.5 SPECIFIC BOARD ACTION. Without limiting any other representation or warranty hereunder, the Board of Directors, and to the extent required, the stockholders, of IOTA have adopted resolutions approving and authorizing the execution and delivery of this Agreement and the other Additional Agreements to which it is or will be a party and the performance by IOTA of all its obligations hereunder and under the other Additional Agreements.

3.2 NO VIOLATION. Except as disclosed in Schedule 3.3, neither the execution or delivery by IOTA of this Agreement or any of the Additional Agreements nor the consummation of the transactions contemplated herein or therein will (i) violate any provision of the Certificate of Incorporation, bylaws or other charter document of IOTA or any IOTA Subsidiary, (ii) violate, conflict with, or constitute a default under, permit the termination of, or cause the loss of any right or option under, any Contract or Other Agreement to which IOTA or any IOTA Subsidiary is a party, (iii) require any Approval or Permit or consent of or notice to any party to any Contract or Other Agreement listed on Schedule 3.11, (iv) result in the creation or imposition of any Lien or Other Encumbrance upon IOTA's business or any of the Assets, or (v) violate or require any consent or notice under any Law or Order to which IOTA, any IOTA
Subsidiary, any of IOTA's or any IOTA Subsidiary's assets is subject.

3.3 REGULATORY APPROVALS AND OTHER CONSENTS. Schedule 3.3 sets forth a complete and accurate description of each consent of or notice to any third party to any Contract or Other Agreement ("Third Party Consent") or Approval or Permit under any Law or Order that must be obtained, given, or otherwise satisfied by IOTA or any IOTA Subsidiary in order that (i) the execution or delivery by IOTA of this Agreement or any of the Additional Agreements and
(ii) the consummation of the transactions contemplated herein or therein, will not cause any breach of the representations and warranties contained in Section 3.2.

3.4 FINANCIAL INFORMATION. Schedule 3.4 sets forth: (i) the unaudited balance sheets of IOTA (formerly known as "Sensor Development Inc.") as of December 31, 1996, 1997 and 1998, and the related income statements for the years then ended; (ii) the unaudited balance sheets of Mutec GmbH, a subsidiary of IOTA ("Mutec") as of December 31, 1997 and 1998; and (iii) the unaudited consolidated balance sheet of IOTA and its subsidiaries as of March 31, 1999 and the related statements of income and cash flows for the three months then ended. Except as described on Schedule 3.4, said financial statements were prepared from and in accordance with the Books and Records of IOTA or Mutec, as the case may be, and to the best knowledge of IOTA, (a) were prepared in accordance with GAAP (or in the case of Mutec, the corresponding German accounting principles) and (b) fairly present IOTA's and Mutec's respective financial condition and results of its operations as of the relevant dates thereof and for the periods covered thereby. The foregoing are collectively referred to herein as the "IOTA Financial Statements".

3.5 INVENTORIES. Except as described on Schedule 3.5, to the best knowledge of IOTA, IOTA's Inventories and the Inventories of each of the IOTA Subsidiaries are properly recorded on the IOTA Financial Statements in accordance with GAAP (or in the case of Mutec's Inventories, in accordance with German accounting principles) and, subject to the reserves reflected in the IOTA Financial Statements, consist only of material in merchantable condition and useable and saleable, at customary gross margins and with customary markdowns, in the ordinary course of business consistent with past practice. Except as set forth in Schedule 3.5, all such Inventories are free of defects and owned by IOTA or the indicated IOTA Subsidiary free and clear of any Liens or Other Encumbrances.

3.6 ACCOUNTS RECEIVABLE. Except as described on Schedule 3.6, to the best knowledge of IOTA, all of IOTA's accounts receivable and the accounts receivable of each of the IOTA Subsidiaries represent bona fide sales of inventory or services in the ordinary course of business. A list of all of IOTA's accounts receivable and the accounts receivable of each IOTA Subsidiary, complete and accurate as of its date, which is a date within five days of the date hereof, has heretofore been provided to SMSC.

3.7 MATERIAL ADVERSE CHANGES. Since March 31, 1999, IOTA and each IOTA Subsidiary has conducted its business only in the ordinary course and consistent with prior practices, and has not made or instituted, with respect to such business, any unusual or novel method of manufacture, purchase, sale, lease, management, accounting, or operation or that varies materially from those in use as of such date, and since such date nothing has occurred respecting the business of IOTA or any IOTA Subsidiary or any of their respective assets that is reasonably likely to have a Material Adverse Effect.

3.8       TAXES; COMPLIANCE WITH LAWS; GOVERNMENTAL MATTERS.

          3.8.1 Except as would not have a Material Adverse Effect, within the times and in the manner prescribed by Law, IOTA and each IOTA Subsidiary has filed all Tax Returns that it is required to file, has paid or provided for all Taxes shown thereon to be due and owing by it, and has paid or provided for all deficiencies or other assessments of Taxes, interest or penalties owed by it, and no taxing Authority has asserted any claim for the assessment of any additional Taxes of any nature with respect to any periods covered by any such Tax Returns.

          3.8.2 Except as would not have a Material Adverse Effect, IOTA and each IOTA Subsidiary has complied with, and is now in compliance with, all Laws or Orders applicable to its business, including any Environmental Laws or Orders. Schedule 3.8.2 sets forth each Approval or Permit material to the conduct of business by IOTA or any IOTA Subsidiary, together with its date of expiration and a brief description of its material terms. The Approval or Permits already held by IOTA and the IOTA Subsidiaries as disclosed in Schedule 3.8.2, are the only Approvals or Permits material to or necessary for the conduct of their respective businesses.

          3.8.3 Without limiting the generality of the foregoing or any other representation or warranty contained in this Agreement, and except as disclosed on Schedule 3.8.3:

                    (a) IOTA has obtained all permits, licenses and other authorizations which are required to be held or obtained by IOTA under all Environmental Laws and Orders, and IOTA is in full compliance with all terms and conditions of the required permits, licenses, and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws and Orders;

                    (b) there is no pending or, to the best knowledge of IOTA, threatened civil or criminal litigation, notice of violation, investigation or administrative proceeding relating in any way to any Environmental Laws or Orders (including notices, demand letters, or claims under RCRA, CERCLA or similar state or local laws) involving or relating to IOTA, nor does IOTA have any indication or reason to believe that any thereof is threatened or imminent. There have not been and there are not any events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, or similar state or local laws.

                    (c) None of IOTA's owned or leased properties is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System or any similar state list of sites.

                    (d) IOTA has not:

                         (i) reported a discharge or release pursuant to any
                             Environmental Law or Order;

                        (ii) filed a notice pursuant to Section 103(c) of
                             CERCLA;

                       (iii) filed a notice pursuant to Section 3010 of RCRA,
                             indicating the generation of any hazardous waste, as that term is defined under CFR Part 261 or any state equivalent; or

                        (iv) filed any notice under any applicable
                             Environmental Law or Order reporting any violation of any applicable Environmental Law or Order.

                    (e) There is not now, nor to IOTA's knowledge has there ever been, on or in any of IOTA's owned or leased properties:

                         (i) any treatment, recycling, storage or disposal of
                             any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, that requires or required an Approval or Permit pursuant to Section 3005 of RCRA; or

                        (ii) any underground storage tank or surface
                             impoundment or landfill or waste pile.

                    (f) There is not now on or in any owned or leased properties used by or in connection with the FBU Business any polycholorinated biphenyls (PCBs) used in pigments, hydraulic oils, electrical transformers or other equipment.

                    (g) Any asbestos-containing material which is on or part of any of IOTA's owned or leased properties is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law.

3.9 LITIGATION. Schedule 3.9 sets forth an accurate and complete description of every pending or, to IOTA's knowledge, threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure action), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise relating to or affecting the business of IOTA or any IOTA Subsidiary or any of their respective assets. Except as disclosed in Schedule 3.9, no Order is in effect enjoining or requiring IOTA or any IOTA Subsidiary to take or refrain from taking any action of any kind with respect to business of IOTA or any IOTA Subsidiary or any of their respective assets. (i) Each of IOTA, Donald Weiss and Nicholas Ortyl has complied in all respects with that certain Settlement Agreement, General Release and Covenant not to Sue dated November 17, 1998 by and between Dresser Industries, Inc. ("Dresser"), Nicholas Ortyl, Donald Weiss and IOTA (the "Dresser" Settlement"); (ii) Nicholas Ortyl has complied in all respects with that certain Stipulated Permanent Injunction entered on November 16, 1998 in Dresser Industries, Inc. v. Nicholas Ortyl, Civil Action No. 398CV2039 (CFD) (the "Injunction"); and (iii) IOTA's consummation of the transactions contemplated by that certain Product Line Purchase Agreement dated as of December 1, 1998 between Bourns, Inc. and IOTA (the "Bourns Agreement") and IOTA's operation of the business relating to the assets purchased pursuant to the Bourns Agreement do not and will not contravene the terms and conditions of the Settlement Agreement or the Injunction.

3.10      ASSETS.

          3.10.1 TANGIBLE PERSONAL PROPERTY.  Except as disclosed in
Schedule 3.10.1, as of the date hereof:

          (a) IOTA and each IOTA Subsidiary has good and marketable title to its respective material Tangible Personal Property, free and clear of all Liens or Other Encumbrances, except for liens, if any, for personal property taxes not due and liens of repairpersons or bailees or other similar liens incurred in the ordinary course of business in respect of obligations that are not overdue; and

          (b) the Tangible Personal Property of IOTA and each IOTA Subsidiary is, in all material respects, in good operating condition and repair (ordinary wear and tear excepted), useable in the ordinary course of business.

          3.10.2 INTANGIBLE PERSONAL PROPERTY. Schedule 3.10.2 sets forth, to the best of IOTA's knowledge, as of the date hereof: (a) a true and complete schedule of each (i) Mark, (ii) Patent, (iii) item of Software (other than off-the-shelf software), or (iv) registered copyright or mask work right, and each registration and application therefor, in each case used by IOTA or any IOTA Subsidiary in and material to IOTA's business; and (b) a true and complete schedule of each Contract or Other Agreement to which IOTA or any IOTA Subsidiary is a party relating to any item of Intangible Personal Property.
Schedule 3.10.2 specifies which of such Contracts or Other Agreements requires IOTA or any IOTA Subsidiary to pay or entitles it to receive any royalty, license fee, or other compensation and the amount thereof or the basis for computing same. Schedule 3.10.2 also identifies each item of such Intangible Personal Property development of which was directly funded by a third Person (including any IOTA or IOTA Subsidiary officer, director, employee, or stockholder) or was conducted by or as a joint venture, in partnership, or otherwise in collaboration, with any other Person (except an employee solely in his or her capacity as such) and any Contract or Other Agreement pursuant to which same occurred.

          3.10.3 Except as indicated in Schedule 3.10.3, as of the date hereof:

          (a) subject to the knowledge qualifications in clauses (d)(ii) and
(iii), immediately below, IOTA or the indicated IOTA Subsidiary is the owner of all right, title and interest in and to each item of the Intangible Personal Property identified on Schedule 3.10.2 free and clear of all Liens or Other Encumbrances;

          (b) all Marks, Patents, copyrights, mask work rights and all other Intangible Personal Property identified on Schedule 3.10.2 and all state, Federal, and foreign registrations listed in Schedule 3.10.2 are, to the best of IOTA's knowledge, valid and in full force and effect, and all applications therefor listed in Schedule 3.10.2 have been properly filed and are in proper form;

          (c) there are no existing Orders and no pending claims, actions, judicial or other adversary proceedings or disputes involving IOTA or any IOTA Subsidiary concerning any item of the Intangible Personal Property identified on Schedule 3.10.2, and, to IOTA's knowledge, no such action, proceeding, dispute or disagreement is threatened;

          (d) (i) IOTA and each IOTA Subsidiary has, and none of IOTA or any IOTA subsidiary has done or omitted to do anything that, upon consummation of the transactions contemplated hereby, would prevent IOTA from having, the full, exclusive, and irrevocable right and authority in perpetuity to use each item of the Intangible Personal Property identified on Schedule 3.10.2 as IOTA or any IOTA Subsidiary has used it previously in its business; (ii) to IOTA's knowledge, such use did not ever, does not, and will not conflict with, infringe upon, or violate any Patent, copyright, mask work right, Mark, Trade Secret or other proprietary right of any other Person, and no Person has made any assertion contrary to or inconsistent with the foregoing; and, (iii) to IOTA's knowledge, no Person has infringed upon or violated any Intangible Personal Property identified on Schedule 3.10.2 or threatened to do so; and

          (e) to IOTA's knowledge all Trade Secrets of IOTA and the IOTA Subsidiaries are presently protectible, are not part of the public knowledge or literature, and have not been used, divulged or appropriated for the benefit of any Person other than IOTA or to the detriment of IOTA.

          (f) (i) each of the employees of IOTA listed on Schedule 3.10.3(f) has executed an employment agreement with IOTA containing provisions relating to confidentiality and nondisclosure; (ii) each such agreement has vested fully, exclusively, and irrevocably in IOTA all Intangible Personal Property identified on Schedule 3.10.2 developed, in whole or in part, or alone or together with others, by each IOTA employee during the course of his or her employment with IOTA and is otherwise enforceable by IOTA in accordance with its terms; and (iii) to IOTA's knowledge, no such employee has breached or threatened to breach any term thereof.

          3.10.4 USE RESTRICTIONS. Except as disclosed in Schedule 3.10.4, none of IOTA's or any IOTA Subsidiary's Tangible Personal Property or Intangible Personal Property is subject to (a) any material contractual restriction on the manner in, purpose for, or location at, which same may be used, or (b) other restriction on any use of same that would result from the consummation of the transactions contemplated hereby.

3.11 AGREEMENTS. Schedule 3.11 sets forth a true and complete list of each Contract or Other Agreement now in effect material to IOTA's business, except
(i) any Contract or Other Agreement specifically identified in Schedules 3.10.1, 3.10.2, or 3.12.1, or that would be required to be disclosed therein but for specific exclusions contained in any of such Sections of this Agreement; (ii) purchase orders to IOTA or IOTA Subsidiaries vendors or customer orders for IOTA or IOTA Subsidiaries products made in the ordinary course of business; and (iii) any other Contract or Other Agreement made in the ordinary course of business not involving aggregate payments, costs, or potential liabilities in excess of $10,000.

          3.11.1 Except as disclosed in Schedules 3.11, 3.10.1, 3.10.2, or 3.12.1:

          (a) each Contract or Other Agreement material to IOTA's business is the valid, legal and binding obligation of IOTA or an IOTA Subsidiary and, to IOTA's knowledge, of the other parties thereto, enforceable in all material respects in accordance with its terms against such other party and is in full force and effect, except as such may be subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally (including, without limitation, laws pertaining to preferential and fraudulent transfers), and that equitable remedies are subject to the discretion of the court;

          (b) to IOTA's knowledge, no other party to any Contract or Other Agreement material to IOTA's business is now in material breach thereof or has breached the same in any material respect prior to the date hereof; IOTA has no knowledge of any anticipated material breach thereof by any such party; and there is not currently unresolved any disagreement or dispute arising under any Contract or Other Agreement the failure to resolve or resolution of which may have a Material Adverse Effect;

          (c) neither IOTA nor any IOTA Subsidiary is under any material liability or obligation with respect to the return of Inventory or products sold by it that are in the possession of distributors, wholesalers, retailers, or customers; and

          (d) neither IOTA nor any IOTA Subsidiary is a party to, or bound by, any Contract or Other Agreement or any provision of its Certificate of Incorporation or bylaws that restricts the conduct of its business or the business to be conducted by IOTA from and after the Closing anywhere in the world.

          (e) IOTA is not party to or bound by any Contract or Other Agreement with any of IOTA's current or former shareholders, officers, directors, employees or agents, or any of their respective Affiliates, or any of IOTA's current or former consultants, salesmen, sales representatives or agents or distributors;

          (f) IOTA is not party to any registration rights agreement or any agreement with respect to the voting of shares of IOTA's capital stock.

          (g) IOTA is not party to or bound by any Contract or Other Agreement providing for the payment of any bonus or commission based on sales or earnings or return on net assets or other measure of performance of IOTA; and

          (h) IOTA is not party to or bound by any Contract or Other Agreement that is in the nature of a partnership or joint venture agreement.

3.12      LABOR AND EMPLOYMENT MATTERS.

          3.12.1 LABOR AGREEMENTS. Schedule 3.12.1 sets forth a true and current list of all Labor Agreements now in effect with respect to any employee of IOTA or any IOTA Subsidiary. IOTA has previously delivered to SMSC true and correct information concerning the employees of IOTA and each IOTA Subsidiary, including with respect to the (i) name; (ii) position; (iii) compensation; and
(iv) location of employment.

          3.12.2 COMPLIANCE WITH LABOR LAWS AND AGREEMENTS. Except as disclosed in Schedule 3.12.2, IOTA and each IOTA Subsidiary has complied in all material respects with all Labor Agreements and all applicable Laws and Orders relating to employment or labor. To IOTA's knowledge, no such Law or Order requires IOTA to give any notice, make any filing, or receive any License or Permit, or take any other action to, from, or with respect to any Authority in connection with the transactions contemplated hereby. Except as disclosed in Schedule 3.12.2, there is no legal prohibition with respect to the permanent residence in the United States of any IOTA or IOTA Subsidiary employee currently employed in the United States or his or her permanent employment by IOTA or the IOTA Subsidiary currently employing such employee. No present or former IOTA or IOTA Subsidiary employee will have, at the Closing Date, any claim against IOTA or the IOTA Subsidiary employing him or her for any matter (other than ordinary course claims with respect to current wages, salary, vacation or sick pay), or under any ERISA Plan, and no such employee is a member of a labor union. There has been no mass layoff or plant closing as defined in the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the employees of IOTA.

          3.12.3   BENEFIT PLANS.

          (a) Schedule 3.12.3 sets forth a list, true and complete in all material respects, of all employee benefit plans (including agreements) covering IOTA's employees, including, but not limited to, any ERISA Plan, any stock option or appreciation plan, bonus plan, and any deferred compensation plan. With respect to each such plan, IOTA has provided SMSC with a true and complete copy of the plan document and summary plan description and, where applicable, the most recent Form 5500 filed for the plan.

          (b) Except as disclosed in Schedule 3.12.3(b), neither IOTA nor any of its ERISA Affiliates has incurred (nor has any event occurred or condition been incurred or a claim been threatened which reasonably can be anticipated to result in IOTA's or any of its ERISA Affiliate's incurring) any material loss or liability in connection with any existing or previously existing employee benefit plan or which has or could give rise to any liens on any of IOTA's or any of its Affiliates assets. Without limiting the foregoing, and except as disclosed in Schedule 3.12.3(b) (i) IOTA is not individually or jointly and severally liable for any material liability relating to any employee benefit plan maintained or formerly maintained by IOTA or by an ERISA Affiliate, (ii) to the best knowledge of IOTA, no plan described in clause (i) is underfunded or otherwise is reasonably likely to result in material liability to IOTA, and
(iii) IOTA does not currently and has not in the last six years contributed to any "multiemployer plan", as such term is defined in Section 3(37) of ERISA.

          (c) Each plan maintained by IOTA which is a group health plan, within the meaning of Section 607 of ERISA, has been operated in compliance with the requirements of Sections 601 through 608 of ERISA ("COBRA"). Except as required by COBRA, IOTA does not maintain any plan or other arrangement which provides for post-termination of employment health or other welfare benefits.

3.13     CUSTOMERS AND SUPPLIERS.

          3.13.1 CUSTOMERS. Schedule 3.13.1 sets forth IOTA's sales of products and services for the period January 1, 1998 through December 31, 1999, delineated by customer. Schedule 3.13.1 also indicates which of such sales were paid for by letter of credit.

          3.13.2 SUPPLIERS. Schedule 3.13.2 identifies all Persons that currently supply or, in the period January 1, 1998 through March 31, 1999, supplied goods or services material to IOTA's manufacture of products or provision of services and the goods or services so supplied.

3.14 WARRANTIES. Schedule 3.14 sets forth (i) true, complete and accurate copies or descriptions of all of IOTA's forms of warranty now in effect with respect to any product sold or service furnished by it and (ii) true, complete and accurate list of all warranty claims made with respect to any product or service since January 1, 1998, identifying the product, customer, nature of the claim and date made, remedial action taken, and dollar amount involved.

3.15     PRODUCT QUALITY.

          3.15.1 CLAIMS AND OCCURRENCES. Except as disclosed in Schedule 3.15.1, there is no claim now pending or, to IOTA's knowledge, threatened by or before any Authority alleging any defect in any product manufactured, shipped, sold or delivered or service furnished by IOTA or alleging, with respect thereto, any failure of IOTA to warn or any breach by IOTA of any implied warranty or representation, as a result of which personal injury or property damage is alleged to have occurred, nor to IOTA's knowledge is there any valid basis for any such claim.

          3.15.2 COMPLIANCE WITH STANDARDS. All of IOTA's products, manufacturing standards applied, and testing procedures used comply in all material respects with all applicable specifications and the IOTA product literature in which they are described and all applicable Laws promulgated, administered or enforced by the Federal Communications Commission and with all applicable standards, if any, established by Underwriters Laboratory, or equivalent U.S. laboratory, CISPR, or CSA.

3.16 FULL DISCLOSURE. IOTA has heretofore made all of the Books and Records available to SMSC for its inspection and has heretofore delivered to SMSC copies, true and complete in all material respects, of all Contracts or Other Agreements, material Permits and Approvals, and other documents referred to in the Schedules referenced in this Article III.


                              ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF SMSC

           SMSC hereby represents and warrants to IOTA as follows, and acknowledges and confirms that IOTA is relying upon such representations and warranties notwithstanding any investigation made by IOTA or on its behalf:

4.1       ORGANIZATION; AUTHORITY; DUE AUTHORIZATION.

          4.1.1 ORGANIZATION AND GOOD STANDING. SMSC is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. SMSC is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction in which the nature of the FBU Business or the location of the FBU Assets requires such qualification or licensing, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

          4.1.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. SMSC has all requisite corporate power and authority required to enter into, execute and deliver this Agreement and all of the Additional Agreements and to perform fully SMSC's obligations hereunder and thereunder.

          4.1.3 DUE AUTHORIZATION; ENFORCEABILITY. SMSC has taken all action necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the Additional Agreements and to consummate the transactions contemplated herein and therein. This Agreement and any Additional Agreement to which SMSC is a party are, and, as of the Closing Date, together with any other Additional Agreement to which SMSC will be a party, will be, the legal, valid, and binding agreements of SMSC, enforceable in accordance with their respective terms, except as such may be subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally (including, without limitation, laws pertaining to preferential and fraudulent transfers), and that equitable remedies are subject to the discretion of the court.

          4.1.4 SPECIFIC BOARD ACTION. Without limiting any other representation or warranty hereunder, the Board of Directors of SMSC has adopted resolutions approving and authorizing the execution and delivery of this Agreement and the Additional Agreements to which it is or will be a party and the performance by SMSC of all its obligations hereunder and thereunder.

4.2 NO VIOLATION. Except as disclosed in Schedule 4.3, neither the execution or delivery by SMSC of this Agreement or any Additional Agreement nor the consummation of the transactions contemplated herein or therein will (i) violate any provision of the Certificate of Incorporation, bylaws or other charter document of SMSC, (ii) violate, conflict with, or constitute a default under, permit the termination of, or cause the loss of any right or option under, any Contract or Other Agreement to which SMSC is a party, (iii) require any Approval or Permit or consent of or notice to any party to any FBU Contract, (iv) result in the creation or imposition of any Lien or Other Encumbrance upon FBU Business or any of the FBU Assets, or (v) violate or require any consent or notice under any Law or Order to which SMSC or any of the FBU Assets is subject.

4.3 REGULATORY APPROVALS AND OTHER CONSENTS. Schedule 4.3 sets forth a complete and accurate description of each Third Party Consent or Approval or Permit under any Law or Order that must be obtained, given, or otherwise satisfied by SMSC in order that (i) the execution or delivery by SMSC of this Agreement or any of the Additional Agreements and (ii) the consummation of the transactions contemplated herein or therein, will not cause any breach of the representations and warranties contained in Section 4.2.

4.4 FINANCIAL INFORMATION. Schedule 4.4 sets forth the statements of net assets and liabilities of the FBU as of April 30, 1999 (the "April 30 Statement"), and the related statement of revenues and expenses for the two months then ended, and the statements of revenues and expenses for the years ended February 28, 1998 and 1999. Said financial statements (a) were prepared from and in accordance with the Books and Records of SMSC; (b) were prepared in accordance with GAAP; and (c) fairly present the FBU's financial condition and the consolidated results of its operations as of the relevant dates thereof and for the periods covered thereby.

4.5 INVENTORIES. Schedule 4.5 is a list of all of the FBU's Inventories, complete and accurate as of its date, which is a date within five days of the date hereof. All of the FBU's Inventories are properly recorded on the FBU's March 31, 1999 statement of net assets and liabilities in accordance with GAAP and, subject to the reserves set forth on the April 30 Statement, consist only of material in merchantable condition and useable and saleable, at customary gross margins and with customary markdowns, in the ordinary course of business consistent with past practice. Except as set forth in Schedule 4.5, all such Inventories are free of defects and owned by SMSC free and clear of any Liens or Other Encumbrance.

4.6 ACCOUNTS RECEIVABLE. All of the FBU's accounts receivable represent bona fide sales of inventory or services of the Company in the ordinary course of the Business. Schedule 4.6 is a list of all of the FBU's accounts receivable, complete and accurate as of April 30, 1999. All accounts receivable reflected on Schedule 4.6, and all accounts receivable arising since the date of such Schedule, are good and collectible, or have been collected, in the ordinary course of business at the aggregate recorded amounts thereof, without valid set-off or counterclaim, subject only to the reserve for bad debts set forth on the April 30 Statement.

4.7 MATERIAL ADVERSE CHANGES. Since February 28, 1999, SMSC has conducted the FBU Business only in the ordinary course and consistent with prior practices, and has not made or instituted, with respect to such business, any unusual or novel method of manufacture, purchase, sale, lease, management, accounting or operation or that varies materially from those in use as of such date, and since such date nothing has occurred respecting the FBU Assets or FBU Business that is reasonably likely to have a Material Adverse Change, it being understood that the FBU has continued to incur losses at approximately the same rate as it had prior to such date and that the continued incurrence of such losses at approximately such rate shall not be deemed a Material Adverse Change for any purpose of this Agreement.

4.8       TAXES; COMPLIANCE WITH LAWS; GOVERNMENTAL MATTERS.

          4.8.1 Except as would not have a Material Adverse Effect, within the times and in the manner prescribed by Law, SMSC has filed all Tax Returns that SMSC is required to file, has paid or provided for all Taxes shown thereon to be due and owing by it and has paid or provided for all deficiencies or other assessments of Taxes, interest or penalties owed by it, and no taxing Authority has asserted any claim for the assessment of any additional Taxes of any nature with respect to any periods covered by any such Tax Returns.

          4.8.2 Except as would not have a Material Adverse Effect, SMSC has complied with, and is now in compliance with, all Laws or Orders applicable to the FBU Business, including any Environmental Laws or Orders. Schedule 4.8.2 sets forth each Approval or Permit material to the conduct of the FBU Business, together with its date of expiration and a brief description of its material terms. The Approval or Permits already held by SMSC as disclosed in Schedule
4.8.2 are the only Approvals or Permits material to or necessary for the conduct of the FBU Business.

          4.8.3 Without limiting the generality of the foregoing or any other representation or warranty contained in this Agreement, and except as disclosed on Schedule 4.8.3, SMSC hereby warrants (without representing) that:

               (a) SMSC has obtained all permits, licenses and other authorizations which are required to be held or obtained by SMSC or in connection with the FBU Assets or the FBU Business under all Environmental Laws and Orders, a complete list of which permits, licenses and authorizations is set forth on Schedule 4.8.2, and SMSC is in full compliance with all terms and conditions of the required permits, licenses, and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws and Orders;

               (b) there is no pending or, to the best knowledge of SMSC, threatened civil or criminal litigation, notice of violation, investigation or administrative proceeding relating in any way to any Environmental Laws or Orders (including notices, demand letters, or claims under RCRA, CERCLA or similar state or local laws) involving or relating to the FBU
Assets or the FBU Business, nor does SMSC have any indication or reason to believe that any thereof is threatened or imminent. There have not been and there are not any events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, or similar state or local laws.

               (c) None of SMSC's owned or leased properties used in or in any way related to the FBU Business is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System or any similar state list of sites.

               (d) SMSC has not, with respect to the FBU Assets or the FBU
Business:

                    (i) reported a discharge or release pursuant to any Environmental Law or Order;

                   (ii) filed a notice pursuant to Section 103(c) of CERCLA;

                  (iii) filed a notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under CFR Part 261 or any state equivalent; or

                   (iv) filed any notice under any applicable Environmental Law or Order reporting any violation of any applicable Environmental Law or Order.

               (e) There is not now, nor to SMSC's knowledge has there ever been, on or in any owned or leased properties used by or in connection with the FBU Business:

                    (i) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, that requires or required an Approval or Permit pursuant to
Section 3005 of RCRA; or

                   (ii) any underground storage tank or surface impoundment or landfill or wastepile.

               (f) There is not now on or in any owned or leased properties used by or in connection with the FBU Business any polycholorinated biphenyls
(PCBs) used in pigments, hydraulic oils, electrical transformers or other equipment.

               (g) Any asbestos-containing material which is on or part of any owned or leased properties used by or in connection with the FBU Business is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law.

4.9 LITIGATION. Schedule 4.9 sets forth an accurate and complete description of every pending or, to SMSC's knowledge, threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure action), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise relating to or affecting (i) SMSC, to the extent that such claim, dispute, investigation, suit, action, arbitration or proceeding, if determined adverse to SMSC, is reasonably likely to have a Material Adverse Effect on SMSC (considering for purposes of this clause (i) only clauses (ii) and (iii) of the definition of "Material Adverse Effect"), or (ii) the FBU Business or the FBU Assets. Except as disclosed in Schedule 4.9, no Order is in effect enjoining or requiring SMSC to take or refrain from taking any action of any kind with respect to the FBU Business or the FBU Assets.

4.10      ASSETS.

          4.10.1 TANGIBLE PERSONAL PROPERTY. Schedule 4.10.1 lists, as of the date hereof, each item of Tangible Personal Property used by SMSC primarily in the FBU Business, identifying its location, and, if not owned by SMSC, the owner thereof and any Contract or Other Agreement relating to the possession or use thereof.

          4.10.2 Except as disclosed in Schedule 4.10.1, as of the date hereof:

          (a) SMSC has and in accordance with this Agreement will convey to IOTA at the Closing good and marketable title to each item of the Tangible Personal Property identified on Schedule 4.10.1 owned by it, free and clear of all Liens or Other Encumbrances, except for liens, if any, for personal property taxes not due and liens of repairpersons or bailees or other similar liens incurred in the ordinary course of business in respect of obligations that are not overdue; and

          (b) each item of the Tangible Personal Property identified on
Schedule 4.10.1 is in good operating condition and repair (ordinary wear and tear excepted), useable in the ordinary course of business.

          4.10.3 INTANGIBLE PERSONAL PROPERTY. Schedule 4.10.3 sets forth, to the best of SMSC's knowledge, as of the date hereof: (a) a true and complete schedule of each (i) Mark, (ii) Patent, (iii) item of Software, or (iv) registered copyright or mask work right, and each registration and application therefor, in each case used in the FBU Business, except for any item of the foregoing included in FBU Excluded Assets or in the Shared Technical Documentation and Trade Secrets; (b) a true and complete schedule identifying all Technical Documentation and the specific location of each item thereof; and (c) a true and complete schedule of each Contract or Other Agreement to which SMSC is a party relating to any item of Intangible Personal Property so identified. Schedule 4.10.3 specifies which of such Contracts or Other Agreements requires SMSC to pay or entitles it to receive any royalty, license fee, or other compensation and the amount thereof or the basis for computing same. Schedule 4.10.3 also identifies each item of such Intangible Personal Property development of which was directly funded by a third Person (including any SMSC officer, director, or employee) or was conducted by or as a joint venture, in partnership, or otherwise in collaboration, with any other Person (except an employee solely in his or her capacity as such) and any Contract or Other Agreement pursuant to which same occurred.

          4.10.4 Except as indicated in Schedule 4.10.3, as of the date hereof:

          (a)  subject to the knowledge qualifications in clauses (d)(ii) and
(iii), immediately below, SMSC is the owner of and in accordance with this Agreement will convey to IOTA at the Closing all right, title and interest in and to each item of the Intangible Personal Property identified on Schedule 4.10.3, except for such items of Intangible Personal Property which are Excluded Assets, Shared Technical Documentation and Trade Secrets (except to the extent provided in the Shared Technical Documentation and Trade Secrets Agreement) or not FBU Assets, free and clear of all Liens or Other Encumbrances;

          (b) all Marks, Patents, copyrights, mask work rights and all other Intangible Personal Property identified on Schedule 4.10.3 (except for any item of the foregoing included in FBU Excluded Assets or which is not an FBU Asset, other than U.S. Patent No. 5,844,586 (the "Heater Patent"), and other than the Shared Technical Documentation and Trade Secrets) or included in the Shared Technical Documentation and Trade Secrets and all state, Federal, and foreign registrations listed in Schedule 4.10.3, and the Heater Patent, are, to the best of SMSC's knowledge, valid and in full force and effect, and all applications therefor listed in Schedule 4.10.3 have been properly filed and are in proper form, and none of the foregoing are subject to any Taxes, maintenance fees or actions falling due within 120 days after the date hereof;

          (c) there are no existing Orders and no pending claims, actions, judicial or other adversary proceedings or disputes involving SMSC concerning any item of the Intangible Personal Property identified on Schedule 4.10.3 or included in the Shared Technical Documentation and Trade Secrets, and, to SMSC's knowledge, no such action, proceeding, dispute or disagreement is threatened;

          (d) (i) SMSC has, and SMSC has not done, and has not omitted to do, anything that, upon consummation of the transactions contemplated hereby, would prevent IOTA from having, the full, exclusive, and irrevocable right and authority in perpetuity to use each item of the Intangible Personal Property identified on Schedule 4.10.3 (except for any item of the foregoing included in FBU Excluded Assets or the Shared Technical Documentation and Trade Secrets, or which is not an FBU Asset) as SMSC has used it previously in the FBU Business; or the irrevocable right and authority in perpetuity to use the Intangible Personal Property included in the Shared
Technical Documentation and Trade Secrets insofar as provided in the Shared Technical Documentation and Trade Secrets Agreement; or the right of IOTA under the Covenant Not To Sue with respect to the SMSC Patent Rights, as defined therein, as previously used in the FBU
Business; (ii) to SMSC's knowledge, such use did not ever, does not, and will not conflict with, infringe upon, or violate any Patent, copyright, mark work right, Mark, Trade Secret or other proprietary right of any other Person, and no Person has made any assertion contrary to or inconsistent with the foregoing; and, (iii) to SMSC's knowledge, no Person has infringed upon or violated any Intangible Personal Property identified on Schedule 4.10.3 (except for any item of the foregoing included in FBU Excluded Assets or which is not an FBU Asset, other than the Heater Patent and other than the Shared Technical Documentation and Trade Secrets), or included in the Shared Technical Documentation and Trade Secrets, or the Heater Patent, or threatened to do so;

          (e) to SMSC's knowledge all of Trade Secrets included in the FBU Assets are presently protectible, are not part of the public knowledge or literature, and have not been used, divulged or appropriated for the benefit of any Person other than SMSC or to the detriment of SMSC; and

          (f) except as set forth in Schedule 4.10.4(f), upon commencement of employment with SMSC, and prior to disclosure to any SMSC employee of any Trade Secret included in the FBU Assets or other SMSC confidential information included in the FBU Assets, each employee of SMSC (whether now or at any time previously employed) executed an agreement with SMSC in the form set forth in
Schedule 4.10.4(f); each such agreement has vested fully, exclusively, and irrevocably in SMSC all Intangible Personal Property identified on Schedule
4.10.3 (except for any item of the foregoing included in FBU Excluded Assets or which is not an FBU Asset, other than the Heater Patent and other than the Shared Technical Documentation and Trade Secrets), or included in the Shared Technical Documentation and Trade Secrets developed, in whole or in part, or alone or together with others, by each SMSC employee during the course of his or her employment with SMSC and is otherwise enforceable by SMSC in accordance with its terms, and the Heater Patent; and to SMSC's knowledge, no employee has breached or threatened to breach any term thereof.

          4.10.5 USE RESTRICTIONS. Except as disclosed in Schedule 4.10.5, none of the Tangible Personal Property identified in Schedule 4.10.1 or Intangible Personal Property identified on Schedule 4.10.3 is subject to (a) any material contractual restriction on the manner in, purpose for, or location at, which same may be used, or (b) other restriction on any use of same that would result from the consummation of the transactions contemplated hereby.

          4.10.6 SUFFICIENCY OF ASSETS. Except for cash, the FBU Assets, together with the Shared Technical Documentation and Trade Secrets and the property and services to be provided pursuant to the Additional Agreements, are sufficient, without inclusion of any FBU Excluded Assets, for the operation of the FBU Business substantially as presently conducted.

4.11 AGREEMENTS. Schedule 4.11A sets forth a true and complete list of each Contract or Other Agreement now in effect relating to the FBU Assets or the FBU Business, except (i) any Contract or Other Agreement specifically identified in Schedule 1.25.3, 2.2.1A, 2.2.1B, 4.10.1, 4.10.3, or 4.12.1,
that would be required to be disclosed therein but for specific exclusions contained in any of such Sections of this Agreement; (ii) purchase orders to SMSC vendors or customer orders of less than $25,000 for FBU Business products made in the ordinary course of the FBU Business; and (iii) any other Contract or Other Agreement made in the ordinary course of the FBU Business not involving aggregate payments, costs, or potential liabilities in excess of $25,000. Except for purchase orders and sales orders or as disclosed in Schedule 4.3, all FBU Contracts are assignable and shall be assigned by SMSC to IOTA in connection with the transactions contemplated by this Agreement.

          4.11.1 Except as disclosed in Schedules 4.9, 4.11A, 4.10.1, 4.10.3, or 4.12.1:

          (a) each FBU Contract material to the FBU Business is the valid, legal and binding obligation of SMSC and, to SMSC's knowledge, of the other parties thereto, enforceable in all material respects in accordance with its terms against such other party and is in full force and effect, except as such may be subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally (including, without limitation, laws pertaining to preferential and fraudulent transfers), and that equitable remedies are subject to the discretion of the court;

          (b) to SMSC's knowledge, no other party to any Contract or Other Agreement material to the FBU Business is now in material breach thereof or has breached the same in any material respect prior to the date hereof; SMSC has no knowledge of any anticipated material breach thereof by any such party; and there is not currently unresolved any disagreement or dispute arising under any Contract or Other Agreement the failure to resolve or resolution of which may have a Material Adverse Effect;

          (c) SMSC is not under any material liability or obligation with respect to the return of Inventory or products sold by the FBU Business that are in the possession of distributors, wholesalers, retailers, or customers;

          (d) SMSC is not a party to, nor bound by, any Contract or Other Agreement or any provision of its Certificate of Incorporation or bylaws that restricts the conduct of the FBU Business or the business to be conducted by IOTA from and after the Closing anywhere in the world;

          (e) none of SMSC's current or former shareholders (excluding holders of less than 10% of any class of SMSC's outstanding capital stock), officers, directors, employees or agents, or any of their respective Affiliates, or any of SMSC's current or former consultants, salesmen, sales representatives or agents or distributors, is a party to any FBU Contract;

          (f)  SMSC is not party to or bound by any Contract or Other Agreement
(A) providing for the payment of any bonus or commission based on sales or earnings or return on net assets or other measure of performance of the FBU Business or (B) providing for any bonus or other payment by SMSC based on the sale of any portion of the FBU Business; and

          (g) SMSC is not party to or bound by any FBU Contract that is in the nature of a partnership or joint venture agreement.

          4.11.2 Schedule 4.11B sets forth a true and correct list of each proposed agreement, commitment, arrangement, or other understanding under current discussion between SMSC and any third person that would, or reasonably could be expected to, be required to be disclosed pursuant to any provision of this Agreement, if same had been executed as of the date hereof. SMSC has previously provided to IOTA a copy of the most recent draft of such agreement and other documents evidencing the current state of such discussion.

4.12      LABOR AND EMPLOYMENT MATTERS.

          4.12.1 LABOR AGREEMENTS. Schedule 4.12.1 sets forth a true and current list of all Labor Agreements now in effect with respect to any SMSC employee employed in the FBU Business (other than such employees who IOTA has advised SMSC thatIOTA does not intend to offer employment).
SMSC has previously delivered to IOTA true and correct information in writing concerning each such employee, including with respect to each such employee, such employee's (i) name, residence address, and social security number; (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any Welfare Plan
(other than any such claims that are Excluded Liabilities and are not material in amount); (vi) location of employment; (vii) citizenship; (viii) resident alien status (if applicable); and (ix) legal prohibition or restriction with respect to such employee's permanent residence in the United States or permanent employment in the United States by SMSC or IOTA.

          4.12.2 COMPLIANCE WITH LABOR LAWS AND AGREEMENTS. Except as disclosed in Schedule 4.12.2, SMSC has complied in all material respects with all Labor Agreements and all applicable Laws and Orders relating to employment or labor and relating to any FBU Employee. To SMSC's knowledge, no such Law or Order requires SMSC or IOTA to give any notice, make any filing, or receive any License or Permit, or take any other action to, with, or from or with respect to any Authority in connection with the transactions contemplated hereby. No present or former SMSC employee will have at the Closing Date, any claim against SMSC or IOTA for any matter including, without limitation, for wages, salary, vacation or sick pay, or under any ERISA Plan, and no such employee is a member of a labor union. There has been no mass layoff or plant closing as defined in the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the employees of SMSC.

          4.12.3   BENEFIT PLANS.

          (a) Schedule 4.12.3 sets forth a list, true and complete in all material respects, of all employee benefit plans (including agreements) covering present FBU Employees, including, but not limited to, any ERISA Plan, any stock option or appreciation plan, bonus plan, and any deferred compensation plan. With respect to each such plan, SMSC has provided
IOTA with a true and complete copy of the plan document and summary plan description and, where applicable, the most recent Form 5500 filed for the plan. Schedule 4.12.3 includes a statement as to the aggregate amount of severance payments that SMSC would be required to pay under SMSC's severance plan (and any other plans or agreements providing for the payment of severance or similar benefits) assuming the termination of all of the employees listed on Schedule 5.4.1 (without taking into account any subsequent employment of any of such employees by SMSC or any other employer).

          (b) Except as disclosed in Schedule 4.12.3(b), neither SMSC nor any of its ERISA Affiliates has incurred (nor has any event occurred or condition been incurred or a claim been threatened which reasonably can be anticipated to result in SMSC's or any of its ERISA Affiliate's incurring) any material loss or liability in connection with any existing or previously existing employee benefit plan which could become, on or after the Closing Date, an obligation or liability of IOTA or any of its Affiliates or which has or could give rise to any liens on any of the Assets. Without limiting the foregoing, (i) SMSC is not individually or jointly and severally liable for any material liability relating to any employee benefit plan maintained or formerly maintained by SMSC or by an ERISA Affiliate, (ii) to the best knowledge of SMSC, no plan described in clause (i) is underfunded or otherwise is reasonably likely to result in material liability to SMSC or IOTA, and (iii) SMSC does not currently and has not in the last six years contributed to any "multiemployer plan", as such term is defined in Section 3(37) of ERISA.

          (c) Each plan maintained by SMSC covering any FBU Employee that is a group health plan, within the meaning of Section 607 of ERISA, has been operated in compliance with the requirements of Sections 601 through 608 of ERISA ("COBRA"). Except as required by COBRA, SMSC does not maintain any plan or other arrangement that provides for post-termination of employment health or other welfare benefits.

4.13      CUSTOMERS AND SUPPLIERS.

          4.13.1 CUSTOMERS. Schedule 4.13.1 sets forth the FBU's sales of products and services for the period January 1, 1998 through March 31, 1999, delineated by customer and product. Schedule 4.13.1 also indicates which of such sales were paid for by letter of credit.

          4.13.2 SUPPLIERS. Schedule 4.13.2 identifies all Persons that currently supply or, in the period January 1, 1998 through March 31, 1999, supplied goods or services material to the FBU's manufacture of products or provision of services and the goods or services so supplied. SMSC has no reason to believe that IOTA would not be able to purchase the same goods or services from such Persons on comparable or other commercially reasonable terms.

          4.13.3  CONTINUATION OF RELATIONSHIPS.  Except as disclosed on
Schedule 4.13.3, no supplier or customer of the FBU, nor any other Person whose relationship is material to the FBU Business, has indicated to SMSC in any manner an intention to terminate or modify their relationship with SMSC or the FBU.

4.14 WARRANTIES. Schedule 4.14 sets forth (i) true, complete and accurate copies or descriptions of all of the FBU's forms of warranty now in effect with respect to any product sold or service furnished by it and (ii) true, complete and accurate list of all warranty claims made with respect to any product or service since January 1, 1998, identifying the product, customer, nature of the claim and date made, remedial action taken, and dollar amount involved.

4.15      PRODUCT QUALITY.

          4.15.1 CLAIMS AND OCCURRENCES. Except as disclosed in Schedule 4.15.1, there is no claim now pending or, to SMSC's knowledge, threatened by or before any Authority alleging any defect in any product manufactured, shipped, sold or delivered or service furnished by the FBU or alleging, with respect thereto, any failure of SMSC to warn or any breach by SMSC of any implied warranty or representation, as a result of which personal injury or property damage is alleged to have occurred, nor to SMSC's knowledge is there any valid basis for any such claim.

          4.15.2 COMPLIANCE WITH STANDARDS. All of the FBU's products, manufacturing standards applied, and testing procedures used comply in all material respects with all applicable specifications and the FBU's product literature in which they are described and all applicable Laws promulgated, administered or enforced by the Federal Communications Commission and with all applicable standards established by Underwriters Laboratory, or equivalent U.S. laboratory, CISPR, or CSA.

4.16 FULL DISCLOSURE. SMSC has heretofore made all of the FBU Books and Records available to IOTA for its inspection and has heretofore delivered to IOTA copies, true and complete in all material respects, of all Contracts or Other Agreements, Permits and Approvals, and other documents referred to in the Schedules referenced in this Article IV.

4.17      INVESTMENT REPRESENTATIONS.

          (a) With respect to the IOTA Shares being issued pursuant to this Agreement, SMSC has reviewed the merits and risks of an investment in the IOTA Shares with such tax and legal counsel and with an investment advisor to the extent they have deemed advisable, and SMSC is not relying on IOTA or any director, shareholder, employee, advisor or Affiliate of any such Person with respect to the economic, tax and other considerations relevant to an investment in the IOTA Shares.

          (b) SMSC is acquiring the IOTA Shares solely for its own account without a view to the distribution thereof, or for the account, in whole or in part, of any other person or entity.

          (c) SMSC understands that the issuance of the IOTA Shares is intended to be exempt from registration under the Securities Act by virtue of
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), that the IOTA Shares are not registered under the Securities Act, and that absent such registration such securities must be held indefinitely unless the subsequent disposition thereof is registered under the Securities Act or an exemption from such registration is available.
SMSC acknowledges that IOTA has not undertaken and does not intend to register any of the IOTA Shares and will have no obligation to effect any registration on behalf of SMSC or to assist SMSC in complying with any exemption from registration under the Securities Act or any state securities ("Blue Sky") laws. SMSC also understands that the sale or other transfer of the IOTA Shares is further restricted by the terms of the Stockholders Agreement. SMSC recognizes such restrictions on the transferability of the IOTA Shares and is able to bear the substantial economic risk of an investment in the IOTA Shares, including a complete loss thereof, for an indefinite period of time.

          (d) SMSC will not sell, hypothecate or otherwise transfer any or all of the IOTA Shares (i) in violation of the Securities Act or (ii) other than in accordance with the terms of the Stockholders Agreement, and SMSC recognizes and agrees that any transfer of the IOTA Shares shall be made only upon SMSC first having delivered to IOTA a favorable written opinion of counsel, reasonably satisfactory in form and substance to IOTA, to the effect that the proposed sale or transfer is exempt from registration under the Securities Act and any applicable Blue Sky laws. IOTA acknowledges that SMSC intends within a year from the Closing Date to sell at least half of the IOTA Shares in one or more transactions exempt from the foregoing securities laws.

          (e) SMSC acknowledges that the certificates evidencing the IOTA Shares, and any substitutions or replacements thereof, shall bear a legend referencing the foregoing restrictions.


                                   ARTICLE V
                               CERTAIN COVENANTS

          The parties hereto covenant and agree as follows:

5.1 BUSINESS EXAMINATIONS AND PHYSICAL INVESTIGATIONS OF ASSETS. Prior to the Closing Date, IOTA shall permit SMSC, through its employees and representatives, to make such investigations and examinations of IOTA and its Books and Records as SMSC shall reasonably request, and SMSC shall permit IOTA, through its employees and representatives, to make such investigations and examinations of the FBU Assets and the FBU Books and Records as IOTA may reasonably request. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances. All such information shall be kept confidential pursuant to Section 8.2.

5.2 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, IOTA shall conduct its business, and SMSC shall conduct the FBU Business, only in the ordinary course and consistent with prior practices, and neither shall make or institute, with respect to such business, any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation or that varies materially from those in use as of the date hereof, and each shall maintain, keep and preserve its respective assets in good condition and repair. In addition, IOTA and SMSC shall use their respective reasonable efforts (i) to preserve IOTA's business and the FBU Business respectively and their respective organizations intact, (ii) to keep available for IOTA's benefit the services of the respective employees, agents, and independent contractors of IOTA and the FBU Business, (iii) to preserve for the benefit of IOTA the goodwill of the suppliers, customers, and others having business relations with the respective businesses, and (iv) to cooperate with SMSC and use reasonable efforts to assist SMSC in obtaining the consent of any licensor or other party to any Contract or Other Agreement that may be required by reason of the transactions contemplated herein.

5.3 LITIGATION. From the date hereof through the Closing Date, each party shall promptly notify each other party of any lawsuit, claim, proceeding, or investigation that after the date hereof is threatened or commenced against any of them that is reasonably likely to have a Material Adverse Effect.

5.4       ARRANGEMENTS WITH EMPLOYEES.

          5.4.1 In connection with the transaction contemplated by this Agreement, and notwithstanding Section 5.8, IOTA will make offers of employment to the SMSC employees employed in the FBU Business listed on Schedule 5.4.1, which offers shall be set forth in letters substantially in the form included in such Schedule, and such employees may accept such offers (employees receiving and accepting such offers being referred to herein as "FBU Employees").

          5.4.2 SMSC shall issue termination notices to the FBU Employees and shall provide all usual, customary and legally required documents to terminate such employees' employment. Any severance benefits due such employees upon their termination by SMSC shall be the responsibilities of SMSC and not of IOTA.

          5.4.3 To the extent required by applicable Law, SMSC shall provide all its employees who cease to be employees, including the FBU Employees, with any information regarding individual conversion privileges under any group insurance, long-term disability, long-term care, and other group and/or individual policies maintained on behalf of employees. To the extent required by applicable Law, SMSC shall provide all of its employees who cease to be employees, including the FBU Employees, with the ability to elect continuation health coverage under their respective health programs in accordance with the Consolidated Omnibus Budget Reconciliation of 1985, as amended ("COBRA"), and shall apply with all other applicable Laws relating to the termination of employees.

          5.4.4 SMSC shall pay its employees who become IOTA employees salary or wages accrued through the Closing Date.

          5.4.5 Promptly following the Closing, IOTA intends to require the FBU Employees to sign agreements with respect to the confidentiality and nondisclosure of confidential information and the assignment of rights to IOTA.

5.5 NO SOLICITATION OR NEGOTIATION. Neither IOTA nor SMSC shall or permit any of its directors, officers, employees, representatives, or agents to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal, or engage in negotiation or discussion with any Person, or provide any confidential information or data to any Person, with respect to purchase of any of IOTA's assets or the FBU Assets, except for Inventory sold in the ordinary course of business, or any acquisition of or business combination with IOTA or the FBU, except respecting the transactions contemplated by this Agreement and the Additional Agreements.

5.6 BOOKS AND RECORDS. Following the Closing, upon the request of any party, each other party shall make available to the requesting party such records and information relating to IOTA's business or the FBU Business in its possession that the requesting party may reasonably require in connection with income, franchise or other tax matters or for any other proper purpose under circumstances in which such information cannot be readily obtained from another source.

5.7       COVENANTS NOT TO COMPETE.

          5.7.1 COVENANT. SMSC covenants and agrees that, for a period of two years from the Closing Date, it shall not, directly or indirectly (through its subsidiaries or otherwise), as principal, partner, agent, consultant, stockholder, or otherwise, anywhere in the world (the "Territory"), engage or attempt to engage in the business of designing, making, or selling MEMS Devices. IOTA covenants and agrees that for a period of two years from the Closing Date, it shall not, directly or indirectly (through its subsidiaries or otherwise), as principal, partner, agent, consultant, stockholder, or otherwise, anywhere in the Territory, engage in the business of designing, making or selling any semiconductor device that is not an integral part of a MEMS Device, except that this provision shall not preclude IOTA from engaging in the business of designing, making and selling RC (Resistor-Capacitor) networks or RCD (Resistor-Capacitor-Diode) networks. Notwithstanding the foregoing, this Section 5.7.1 shall not prohibit SMSC or IOTA from owning not more than 2% of any class of the outstanding securities of any entity.

          5.7.2 REASONABLENESS OF RESTRICTIONS. The parties recognize that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the respective businesses of IOTA and SMSC and that in the event that any such territorial or time limitation is deemed to be unreasonable in court or arbitration or otherwise, the parties agree to request, and to submit to, the reduction of said territorial or time limitation to such an area or period as shall be deemed reasonable by the court or arbitrator.

          5.7.3 INCREASED TIME LIMITATIONS. In the event of any breach by any party of the above restrictive covenants, then the time limitation thereof shall be extended with respect to such breaching party for a period of time during which such breach shall occur.

          5.7.4 SEVERABILITY OF CLAIMS. The existence of any claim or cause of action against any party, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the foregoing restrictive covenants, but shall be resolved by separate proceeding.

          5.7.5 INJUNCTIVE RELIEF. Each party agrees that a remedy at law for any breach of the foregoing shall be inadequate and any aggrieved party shall be entitled to injunctive relief, in addition to any other remedy it might have.

5.8 NON-SOLICITATION. SMSC and IOTA will, for a period of three years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future subsidiaries employing, engaging or seeking to employ or engage any Person who within the prior six (6) months had been an employee of the other party unless such employee (A) resigns voluntarily (without any solicitation from the other party or any of its Affiliates) or (B) is terminated by the other party or any of its Affiliates after the Closing Date.

5.9 IC PRODUCTS. IOTA will fill orders placed by SMSC prior to December 31, 1999, for commercially reasonable quantities of Integrated Circuit Products wafers, of the same quality as heretofore furnished by the FBU to SMSC, at a price per wafer of $300. IOTA may retain and use the SMSC Technical Documentation identified in Schedule 4.10.3 as being currently used by the FBU Business in the manufacturing and testing of the Integrated Circuit Products, for the sole purpose of continuing to do so for SMSC as provided in this
Section 5.9. IOTA shall keep such Technical Documentation in confidence in accordance with Section 8.2.

5.10 IOTA USE OF EXISTING MATERIALS, REMOVAL OF SIGNS. Upon the Closing, IOTA shall cease using the names "Standard Microsystems Corporations" and/or "Standard Microsystems" and/or the Mark "SMSC" on products, packaging, product literature, and advertising that is not in existence or in process as of the Closing Date, and shall not otherwise use either of such names or such Mark. IOTA shall be entitled to exhaust supplies of such material in existence or in process as of the Closing Date in the ordinary course of business, including, without limitation, to resell such material returned on account of stock rotation, warranty, RMAs, and like policies or commitments. IOTA shall remove all signs bearing such names from the property subject to the Real Property Lease within one year after the Closing Date.

5.11 COMPLIANCE WITH THIRD PARTY INFORMATION OBLIGATIONS AND RESTRICTIONS. As used in this Section 5.11, "Third Party Information" means all processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering, and technical drawings, know-how, pending patent applications, specifications, and other information, documents, or materials of a proprietary or confidential nature received by SMSC prior to the Closing pursuant to an agreement ("Confidentiality Agreement") and that is not owned by SMSC or IOTA. IOTA shall use reasonable best efforts to not disclose Third Party Information directly or indirectly to any Person to whom such disclosure is prohibited by any such Confidentiality Agreement, and IOTA will not violate any Confidentiality Agreement. With respect to any Third Party Information that comes into the possession or control of IOTA pursuant to this Agreement, IOTA shall perform and comply with all obligations and restrictions imposed on the recipient of such Third Party Information by any Contracts or Other Agreements listed in
Schedule 1.25.3 or by any proprietary information agreement, nondisclosure agreements, confidential disclosure agreements, Confidentiality Agreements, evaluation agreements, development agreements, license agreements, or other agreements copies of which are provided to IOTA concurrently with or prior to IOTA's receipt of such Third Party Information and pursuant to which SMSC or IOTA has received, or receives before or after Closing, such Third Party Information. The parties shall cooperate in good faith as reasonably required to enable SMSC to comply with all obligations of confidentiality, nondisclosure, protection, and return or destruction of Third Party Information, and all restrictions on the use, modification, copying, distribution, or transfer of such Third Party Information, under any agreements entered into by SMSC providing for confidentiality of Third Party Information. SMSC represents, warrants and covenants that SMSC's and IOTA's compliance with such obligations will not have a Material Adverse Effect.

5.12 REMITTANCE OF PAYMENTS; NOTICES. After the Closing, SMSC shall promptly remit and pay over in kind to IOTA any and all payments respectively received by SMSC in respect of Contracts or Other Agreements relating to any FBU Assets or Assumed Obligations. SMSC will cooperate with IOTA, immediately after the Closing, in notifying all customers and suppliers of the FBU Business or other interested Persons of the consummation of the transactions contemplated hereby.

5.13 UPDATE OF SCHEDULES. Between the date hereof and the Closing Date, IOTA and SMSC shall cooperate in updating Schedules 2.2.1A, 2.2.1B, 3.5, 3.6, 4.5, and 4.6, to reflect changes therein as permitted hereby.

                               ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

6.1 CONDITIONS TO IOTA'S OBLIGATION. The obligation of IOTA to consummate the transactions contemplated herein shall be subject to the fulfillment or waiver, at or before the Closing Date, of all of the conditions set forth below in this Section 6.1.

          6.1.1  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS.
(a) The representations and warranties of SMSC in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; (b) each obligation of SMSC to be performed by the Closing Date shall have been timely performed; (c) there shall not have occurred between the date hereof and the Closing Date any act of God, war, or terrorism, fire, explosion, or other catastrophe reasonably likely to have a Material Adverse Effect; (d) no action, suit or proceeding shall have been instituted before any court or governmental body or instituted or threatened by any governmental agency or body that might have a Material Adverse Effect; and (e) SMSC shall have delivered to IOTA certificates to such effect, to the knowledge of the officer signing the same, dated the Closing Date and signed by the President or Chairman of such company.

          6.1.2 THIRD PARTY CONSENTS. Each Approval or Permit and Third Party Consent of parties listed in Schedule 6.1.2 shall have been obtained upon terms and conditions reasonably satisfactory to IOTA.

          6.1.3 NO ACTION OR ROCEEDING. No Authority shall have issued an Order, temporary, preliminary, or otherwise restraining the transactions contemplated herein.

          6.1.4 DELIVERIES. SMSC shall have made all deliveries required to be made to IOTA pursuant to Sections 2.7 and 2.8.


6.2 CONDITIONS TO SMSC'S OBLIGATION. The obligation of SMSC to consummate the transactions contemplated herein shall be subject to the fulfillment or waiver, at or before the Closing Date, of all the conditions set forth below in this Section 6.2.

          6.2.1 REPRESENTATIONS AND WARRANTIES. (a) The representations and warranties of IOTA in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; (b) each obligation of IOTA to be performed by the Closing Date shall have been timely performed; (c) there shall not have occurred between the date hereof and the Closing Date any act of God, war, or terrorism, fire, explosion, or other catastrophe reasonably likely to have a Material Adverse Effect; (d) no action, suit or proceeding shall have been instituted before any court or governmental body or instituted or threatened by any governmental agency or body that might have a Material Adverse Effect; and (e) IOTA shall have delivered to SMSC certificates to such effect, to the knowledge of the officer signing the same, dated the Closing Date and signed by the President or Chairman of such company.

          6.2.2 THIRD PARTY CONSENTS. Each Approval or Permit and Third Party Consent of parties listed in Schedule 6.2.2 shall have been obtained upon terms and conditions reasonably satisfactory to SMSC.

          6.2.3 NO ACTION OR PROCEEDING. No Authority shall have issued an Order, temporary, preliminary, or otherwise restraining the transactions contemplated herein.

          6.2.4  FINANCING COMMITMENTS. On or before May 27, 1999,

          (a) Newlight Associates, L.P. and/or Newlight Associates (BVI), L.P. (entities of which Robert M. Brill, a director of SMSC and of IOTA, is a principal), and/or Young Technology Fund, Inc., shall have made a common stock investment of at least $1,000,000, in immediately available funds (including pursuant to the February 18, 1999 Agreement identified on Schedule 3.1.2), on terms acceptable to SMSC in its reasonable discretion (which terms shall not include registration rights, if any, that are superior to those granted to
SMSC);

          (b) IOTA shall have received from and after May 10, 1999, additional common stock investments of at least $800,000 in immediately available funds, from qualified investors, on terms acceptable to SMSC in its reasonable discretion (which terms shall not include registration rights, if any, that are superior to those granted to SMSC); and

          c) IOTA shall have received unconditional commitments from reputable equipment leasing companies to consummate within 10 days after the Closing Date equipment financing yielding net proceeds to IOTA of not less than $2,000,000.

          6.2.5 DELIVERIES. IOTA shall have made all deliveries required to be made to SMSC pursuant to Sections 2.6 and 2.8.

          6.2.6 STOCKHOLDERS AGREEMENT. Newlight Associates, L.P., Newlight Associates (BVI), L.P., Donald Weiss, Nicholas E. Ortyl, Stanley Young, Young Technology Fund, L.L.P., Margot Muller and Henrik Muller shall have executed the Stockholders Agreement.

          6.2.7 EMPLOYMENT AGREEMENTS. IOTA shall have entered into new employment agreements with Nicholas Ortyl and William Trimmer, on terms reasonably acceptable to SMSC.

                                   ARTICLE VII
                          SURVIVAL AND INDEMNIFICATION

7.1 SURVIVAL. All representations and warranties, covenants, agreements, and other undertakings of the parties contained in this Agreement or in any writing delivered pursuant hereto, shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto, for a period ending on December 31, 2000; provided, however, that (i) all representations and warranties with respect to title in or to any assets (Sections 3.10.1(a) and 4.10.2(a)) and Intangible Personal Property (Sections 3.10.2, 3.10.2, 3.10.4, 4.10.3, 4.10.4 and 4.10.5) shall survive without limitation, (ii) all representations and warranties with respect to Taxes and compliance with Laws, including without limitation compliance with Environmental Laws and Orders (Sections 3.8 and 4.8) and with respect to ERISA claims and obligations (Sections 3.12.3 and 4.12.3) shall survive so long as a claim may be made thereunder by an Authority or other third party, and (iii) SMSC's indemnification obligations with respect to Excluded Liabilities shall survive without limitation; and provided further, that the expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration.

7.2 INDEMNIFICATION BY IOTA. Subject to the next sentence, from and after the Closing, IOTA shall indemnify, defend and hold harmless SMSC and its stockholders, directors, officers, employees, and agents from and against (a) any Loss that may be incurred or suffered by any such party and arising out of or resulting from any breach of any representation, warranty, covenant or agreement of IOTA contained in this Agreement or any other Additional Agreement; and (b) any Loss incurred in enforcing this indemnity. IOTA shall have no liability under clause (a) of the preceding sentence, (i) except insofar as the total amount of Losses referred to in such clause (suffered by all parties having any indemnification claim under such clause) shall exceed $375,000, or (ii) respecting any breach of representation or warranty or breach of any covenant or agreement performance of which shall be due as of the Closing Date, unless any party seeking indemnification for such breach shall have given IOTA notice thereof or of any claim potentially giving rise thereto within the relevant survival period as set forth in Section 7.1. In no event shall IOTA's liability under clauses (a) and (b) of the first sentence of this
Section 7.2 exceed $3,000,000 in the aggregate.

7.3 INDEMNIFICATION BY SMSC. Subject to the next sentence, from and after the Closing SMSC shall indemnify, defend and hold harmless IOTA and its stockholders, directors, officers, employees, and agents from and against (a) any Loss that may be incurred or suffered by any such party and arising out of or resulting from any breach of any representation, warranty, covenant or agreement of SMSC contained in this Agreement or any other Additional Agreement; (b) any Loss that may be incurred or suffered by IOTA respecting Continuing Warranties Obligations assumed by IOTA pursuant to Section 2.2.2 that arise from any Epidemic Failure of products sold by the FBU prior to the Closing Date, (c) any Loss that may be incurred or suffered by IOTA arising out of or resulting from any failure of the parties to comply with any bulk sales law (including without limitation any such law requiring the filing of any notices with any Authority), (d) any Loss that may be incurred or suffered by IOTA arising out of any Excluded Liabilities, and (e) any Loss incurred in enforcing this indemnity. SMSC shall have no liability under clause (a) of the preceding sentence, (i) except insofar as the total amount of Losses referred to in such clause (suffered by all parties having any indemnification claim under such clause) shall exceed $375,000, or (ii) respecting any breach of representation or warranty or breach of any covenant or agreement performance of which shall be due as of the Closing Date, unless any party seeking indemnification for such breach shall have given SMSC notice thereof or of any claim potentially giving rise thereto within the relevant survival period as set forth in Section 7.1. In no event shall SMSC's liability under clauses (a) and (e) of the first sentence of this Section 7.3 exceed $3,000,000 in the aggregate. "Epidemic Failure" shall mean product defects and failures resulting in aggregate Losses from or arising out of Continuing Warranties Obligations to the extent exceeding $250,000 during the twelve months following the Closing Date; provided that claims arising out of Continuing Warranties Obligations shall, to the extent reasonably practicable, be resolved by IOTA on a basis consistent with the FBU's past practices; and provided further, that in no event shall SMSC's liability under clause (b) of the first sentence of this
Section 7.3 exceed $2,000,000.

7.4 NOTICE OF INDEMNIFICATION. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The failure of an indemnified party to give notice pursuant to clause (a) above shall not relieve any indemnifying party of its obligations hereunder except to the extent such indemnifying party shall have been prejudiced thereby. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnified party shall cooperate in any defense assumed by the indemnifying party and may participate in the defense of any claim.


                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1 EXPENSES OF TRANSACTION. Each party shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the Additional Agreements and the consummation and performance of the transactions contemplated herein or therein.

8.2 CONFIDENTIALITY. Subject to any obligation to comply with (i) any Law (ii) any rule or regulation of any Authority or securities exchange or
(iii) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other and all of the terms and conditions of this Agreement and the Additional Agreements shall be kept in confidence by each party, and each party shall cause its directors, officers, employees, agents and attorneys to hold such information confidential; provided, however, that the foregoing shall not apply to (i) any information obtained from a third Person that, to the knowledge of such party after due inquiry, was not under any obligation to keep such information confidential, (ii) any information obtained by such party that is generally known to others engaged in the trade or business of IOTA or the FBU, (iii) any information that is in the possession of such party at the time of its receipt from the other party, or (iv) any information that is or becomes public not due to a violation of this agreement by such party. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

8.3 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated herein shall be issued without advance written approval of the form and substance thereof by IOTA and SMSC; provided, however, that such restrictions shall not apply to any disclosure required by regulatory Authorities, applicable Law or the rules of any securities exchange which may be applicable, if the disclosing party shall notify the other party as promptly as possible prior to such disclosure.

8.4 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

                  SMSC:

                           Standard Microsystems Corporation
                           80 Arkay Drive
                           P.O. Box 18047
                           Hauppauge, New York 11788-8847
                           Telecopy: (516) 273-5550
                           Attention: Steven J. Bilodeau,
                           President and Chief Executive Officer

                  With copies to:

                           Standard Microsystems Corporation
                           80 Arkay Drive
                           P.O. Box 18047
                           Hauppauge, New York 11788-8847
                           Telecopy: (516) 273-5550
                           Attention: George W. Houseweart,
                           Senior Vice President and General Counsel

                           Loeb & Loeb LLP
                           345 Park Avenue
                           New York, New York 10154
                           Telecopy: (212) 407-4990
                           Attention:  David C. Fischer, Esq.

                  IOTA:

                           Inertia Optical Technology Applications, Inc. 24 New England Executive Park
                           Burlington, Massachusetts  01803
                           Telecopy:  (781) 229-6794
                           Attention:  Nicholas E. Ortyl III,
                           President and Chief Executive Officer

                  With a copy to:

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, New York 10104
                           Telecopy: (212) 468-7900
                           Attention:  Charles B. Friedman, Esq.

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the addressee. In case of service by telecopy, a confirmation copy of such notice shall be sent, on the date notice is given, by certified mail as set forth above. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be sent or given.

8.5       TERMINATION.

          8.5.1 This Agreement may be terminated at any time prior to the
Closing:

          (i) By mutual consent of SMSC and IOTA;

         (ii) By either SMSC or IOTA if, without fault of the terminating party, the Closing shall not have occurred by June 8, 1999, which date may be extended by mutual agreement of SMSC and IOTA; and

        (iii) By SMSC or IOTA if any Authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling, or other action shall have become final and nonappealable.

          8.5.2 If this Agreement is terminated prior to the Closing, then except for the obligations contained in provisions of this Agreement which expressly provide for obligations to survive the termination of this Agreement, all obligations of the parties hereto under this Agreement shall terminate as of the date that this Agreement is so terminated, and there shall be no liability, except liability for any breach of this Agreement occurring prior to such termination, of either party to the other party.

8.6 FURTHER ASSURANCES. Each party shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill or to cause to be fulfilled the covenants made by it or the conditions precedent to the obligations of the other parties and to execute (before or after the Closing) such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein. SMSC further agrees that from time to time after the Closing it will execute and deliver to IOTA or its designee such further conveyances, assignments, or other written assurance, and take such further necessary actions, as IOTA may reasonably request to perfect and protect IOTA's title to the FBU Assets and to secure to IOTA the benefit of the FBU Business. In addition, SMSC agrees that after the Closing it will cooperate with IOTA's reasonable requests for assistance in connection with (i) any litigation, or asserted liability, relating to the FBU Business;
(ii) providing relevant information and data from any books or records relating to the FBU Business which SMSC may have (including without limitation any Employee Records retained by SMSC); and (iii) consulting with IOTA concerning the operations of the FBU Business, including tax and financial matters that occurred or existed prior to the Closing.

8.7 MODIFICATIONS AND AMENDMENTS; WAIVERS AND CONSENTS. At any time prior to the Closing Date or termination of this Agreement, the parties may, by written agreement:

          8.7.1 extend the time for the performance of any of the obligations or other acts of the other side;

          8.7.2 waive any inaccuracies in the representations and warranties made by the other side contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; or

          8.7.3 waive compliance with any of the covenants or agreements of the other side contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall and may only be given in writing.

8.8 ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the Schedules), the Additional Agreements, and the documents and instruments to be executed and delivered pursuant hereto or thereto are the final, complete, and exclusive agreement among the parties with respect to the transactions contemplated hereby; supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral. No representation or warranty has been made by either party respecting the transactions contemplated hereby, except as expressly set forth herein.

8.9 GOVERNING LAW AND VENUE. This Agreement is to be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. Any suit brought hereon, any and all legal proceedings, to enforce this Agreement, shall be brought in the New York state courts or Federal courts sitting in New York. The parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 8.4 or in any other manner authorized by Federal or New York law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by Law.

8.10 BINDING EFFECT. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns, and legal representatives. Neither this Agreement, nor any rights or obligations of any party hereunder, may be delegated or assigned by a party without the prior written consent of the other parties.

8.11      COUNTERPARTS.   This  Agreement may be executed in any number of
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one complete set of counterparts.

8.12 SECTION HEADINGS. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

8.13 GENDER; TENSE, ETC. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

8.14 WAIVER OF JURY TRIAL; EXEMPLARY DAMAGES. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY Additional Agreement. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Additional Agreement.

8.15 ATTORNEYS' FEES. The unsuccessful party to any court or other proceeding arising out of this Agreement shall pay to the prevailing party all reasonable attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

8.16 NO THIRD PARTY RIGHTS. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties hereto, and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Person to any party to this Agreement, nor shall any provision give any third Person any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement, whether express or implied, is intended to confer upon any past, present or future employee of SMSC or IOTA, or any other person (other than the parties hereto), any rights to employment or employee benefits, or any other rights or remedies.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         INERTIA OPTICAL TECHNOLOGY APPLICATIONS, INC.


                         By:___________________________
                             Nicholas E. Ortyl III
                             President and Chief Executive Officer

                         STANDARD MICROSYSTEMS
                         CORPORATION


                         By:___________________________
                             Steven J. Bilodeau
                             President and Chief Executive Officer

                            ASSET PURCHASE AGREEMENT
                                    Between


                 INERTIA OPTICAL TECHNOLOGY APPLICATIONS, INC.
                                      And

                       STANDARD MICROSYSTEMS CORPORATION






                                     Dated:


                                  May 27, 1999

                               TABLE OF CONTENTS


                                                                           Page


ARTICLE I    DEFINITIONS......................................................1

ARTICLE II   PURCHASE AND SALE OF ASSETS; THE CLOSING.........................8
     2.1     Assets to be Transferred.........................................8
     2.2     Assumed Liabilities and Obligations..............................8
     2.3     No Other Liabilities or Obligations Assumed......................9
     2.4     Issuance of Common Stock.........................................9
     2.5     Closing..........................................................9
     2.6     IOTA Deliveries at Closing.......................................9
     2.7     SMSC Deliveries at Closing......................................10
     2.8     Additional Agreements to be executed at Closing.................11
     2.9     Payment of Taxes................................................11
     2.10    Valuation and Allocation of Purchase Price......................11
     2.11    Non-Assignable Instruments......................................11
     2.12    Interdependence.................................................12

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF IOTA..........................12
     3.1     Organization; Capitalization; Authority; Due Authorization......12
     3.2     No Violation....................................................13
     3.3     Regulatory Approvals and Other Consents.........................13
     3.4     Financial Information...........................................14
     3.5     Inventories.....................................................14
     3.6     Accounts Receivable.............................................14
     3.7     Material Adverse Changes........................................14
     3.8     Taxes; Compliance with Laws; Governmental Matters...............14
     3.9     Litigation......................................................16
     3.10    Assets..........................................................17
     3.11    Agreements......................................................18
     3.12    Labor and Employment Matters....................................19
     3.13    Customers and Suppliers.........................................20
     3.14    Warranties......................................................21
     3.15    Product Quality.................................................21
     3.16    Full Disclosure.................................................21

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF SMSC..........................21
     4.1     Organization; Authority; Due Authorization......................21
     4.2     No Violation....................................................22
     4.3     Regulatory Approvals and Other Consents.........................22
     4.4     Financial Information...........................................22
     4.5     Inventories.....................................................23
     4.6     Accounts Receivable.............................................23
     4.7     Material Adverse Changes........................................23
     4.8     Taxes; Compliance with Laws; Governmental Matters...............23
     4.9     Litigation......................................................25
     4.10    Assets..........................................................25
     4.11    Agreements......................................................28
     4.12    Labor and Employment Matters....................................29
     4.13    Customers and Suppliers.........................................30
     4.14    Warranties......................................................30
     4.15    Product Quality.................................................31
     4.16    Full Disclosure.................................................31
     4.17    Investment Representations......................................31

ARTICLE V    CERTAIN COVENANTS...............................................32
     5.1     Business Examinations and Physical Investigations of Assets.....32
     5.2     Conduct of Business.............................................32
     5.3     Litigation......................................................33
     5.4     Arrangements with Employees.....................................33
     5.5     No Solicitation or Negotiation..................................33
     5.6     Books and Records...............................................33
     5.7     Covenants Not to Compete........................................34
     5.8     Non-Solicitation................................................34
     5.9     IC Products; Cooperation re Excluded Contracts..................34
     5.10    IOTA Use of Existing Materials, Removal of Signs................35
     5.11    Compliance with Third Party Information Obligations and
             Restrictions....................................................35
     5.12    Remittance of Payments; Notices.................................35
     5.13    Update of Schedules...................................... ......36

ARTICLE VI   CONDITIONS PRECEDENT TO CLOSING.................................36
     6.1     Conditions to IOTA's Obligation.................................36
     6.2     Conditions to SMSC's Obligation.................................36

ARTICLE VII  SURVIVAL AND INDEMNIFICATION....................................37
     7.1     Survival .......................................................37
     7.2     Indemnification by IOTA.........................................38
     7.3     Indemnification by SMSC.........................................38
     7.4     Notice of Indemnification.......................................39

ARTICLE VIII MISCELLANEOUS.................................................. 39
     8.1     Expenses of Transaction.........................................39
     8.2     Confidentiality.................................................39
     8.3     Publicity.......................................................40
     8.4     Notices.........................................................40
     8.5     Termination.....................................................41
     8.6     Further Assurances..............................................41
     8.7     Modifications and Amendments; Waivers and Consents..............42
     8.8     Entire Agreement................................................42
     8.9     Governing Law and Venue.........................................42
     8.10    Binding Effect..................................................42
     8.11    Counterparts....................................................43
     8.12    Section Headings................................................43
     8.13    Gender; Tense, Etc................................. ............43
     8.14    WAIVER OF JURY TRIAL; EXEMPLARY DAMAGES.........................43
     8.15    Attorneys'Fees..................................................43
     8.16    No Third Party Rights...........................................43

Schedules

1.25.3            Contracts or Other Agreements of FBU
1.25.10           Claims or Choses in Action of FBU
1.29              FBU Excluded Assets
1.32              Integrated Circuit Products
2.2.1A            Obligations of SMSC to Accept and Pay for Goods or Services
2.2.1B            Obligations of SMSC to Deliver Goods or Services
3.1.1             Subsidiaries of IOTA
3.1.2             Capitalization of IOTA
3.3               Regulatory Approvals and Third Party Consents
3.4               Financial Statements
3.5               Exceptions to Inventories
3.6               Exceptions to Accounts Receivable
3.8.2             Approvals or Permits
3.8.3             Violation of Environmental Laws or Orders
3.9               Litigation
3.10.1            Exceptions to Tangible Personal Property
3.10.2            Intangible Personal Property
3.10.3            Exceptions to Intangible Personal Property
3.10.3(f)         List of Employees with Confidentiality and Nondisclosure
                  Agreements
3.10.4            Use Restrictions on Property
3.11              Contracts or other Agreements
3.12.1            Labor Agreements
3.12.2            Violation of Labor Agreements or Applicable Laws and Orders
3.12.3            Employee Benefit Plans
3.12.3(b)         Material Loss or Liability under Employee Benefit Plans
3.13.1            Customers
3.13.2            Suppliers
3.14              Warranties
3.15.1            Product Quality Claims
4.3               Regulatory Approvals and Third Party Consents
4.4               Net Assets and Liabilities
4.5               Exceptions to Inventories
4.6               Exceptions to Accounts Receivable
4.8.2             Approval or Permits
4.8.3             Violation of Environmental Laws or Orders
4.9               Litigation
4.10.1            Tangible Personal Property
4.10.3            Intangible Personal Property
4.10.4(f)         Form of Employee Confidentiality Agreement
4.10.5            Use Restrictions on Property
4.11A             Contracts or Other Agreements
4.11B             Pending Contracts
4.12.1            Labor Agreements
4.12.2            Violation of Labor Agreements or Applicable Laws and Orders
4.12.3            Employment Benefit Plans; Amount of Severance Liability
4.12.3(b)         Material Loss or Liability Under Employment Benefit Plans
4.13.1            Customers
4.13.2            Suppliers
4.13.3            Exceptions to Continuation of Relationships
4.14              Warranties
4.15.1            Product Quality Claims
5.4.1             List of SMSC Employees to be Offered Employment by IOTA
6.1.2             Requisite Approval or Permit and Third Party Consent of SMSC
6.2.2             Requisite Approval or Permit and Third Party Consent of IOTA
                  or IOTA Sub


Exhibits

1.49              Real Property Lease
1.52              Shared Technical Documentation and Trade Secrets Agreement
1.54              Stockholders Agreement
1.62              Transition Services Agreement
2.6.1(e)          Morrison & Foerster LLP Opinion
2.7.1(b)          Bill of Sale re FBU Assets
2.7.1(g)          Loeb & Loeb LLP Opinion 2.10 Valuation of FBU Assets